Exhibit 1.2

IWTI-AOGS

ACQUISITION OF INTELLI-WELL TECHNOLOGIES, INC.
by
AVALON OIL AND GAS, INC.

AGREEMENT AND PLAN OF ACQUISITION

     This Agreement and Plan of Acquisition (Agreement) is entered into by and between Intelli-Well Technologies, Inc., a Florida corporation, (IWTI), UTEK CORPORATION, a Delaware corporation, (UTEK), and Avalon Oil and Gas, Inc., a Nevada corporation, (AOGS)

     WHEREAS, UTEK owns 100% of the issued and outstanding shares of common stock of IWTI (IWTI Shares); and

     WHEREAS, before the Closing Date, IWTI will acquire the licenses for the fields of use as described in the License Agreements as described and which are attached hereto as part of Exhibit A and made a part of this Agreement (License Agreements) and the rights to develop and market a proprietary technology for the fields of uses specified in the License Agreements (Technology).

     WHEREAS, the parties desire to provide for the terms and conditions upon which IWTI will be acquired by AOGS in a stock-for-stock exchange (Acquisition) in accordance with the respective corporation laws of their state, upon consummation of which all IWTI Shares will be owned by AOGS, and all issued and outstanding IWTI Shares will be exchanged for common stock of AOGS with terms and conditions as set forth more fully in this Agreement; and

     WHEREAS, for federal income tax purposes, it is intended that the Acquisition qualifies within the meaning of Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended (Code).

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are by this Agreement acknowledged, the parties agree as follows:

ARTICLE 1
THE STOCK-FOR-STOCK ACQUISITION

     1.01   The Acquisition

     (a)    Acquisition Agreement. Subject to the terms and conditions of this Agreement, at the Effective Date, as defined below, all IWTI Shares shall be acquired from UTEK by AOGS in accordance with the respective corporation laws of their state and the provisions of this Agreement and the separate corporate existence of IWTI, as a wholly-owned subsidiary of AOGS, shall continue after the closing.

(b) Effective Date. The Acquisition shall become effective (Effective Date) upon the execution of this Agreement and closing of the transaction.

IWTI-AOGS

     1.02    Exchange of Stock. At the Effective Date, by virtue of the Acquisition, all of the IWTI Shares that are issued and outstanding at the Effective Date shall be exchanged for 20,000,000 unregistered shares of common stock of AOGS (the number of shares will be adjusted the day of closing to a value of $1,200,000 based of the then best bid price)

To:	Number of common AOGS Shares
UTEK Corporation	19,000
Aware Capital Consultants	1,000

     1.03   Effect of Acquisition.

(a) Rights in IWTI Cease. At and after the Effective Date, the holder of each certificate of common stock of IWTI shall cease to have any rights as a shareholder of IWTI.

     (b)    Closure of IWTI Shares Records. From and after the Effective Date, the stock transfer books of IWTI shall be closed, and there shall be no further registration of stock transfers on the records of IWTI.

     1.04   Closing. Subject to the terms and conditions of this Agreement, the Closing of the Acquisition shall take place October _______ , 2006.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES

     2.01    Representations and Warranties of UTEK and IWTI. UTEK and IWTI represent and warrant to AOGS that the facts set forth below are true and correct:

     (a)   Organization. IWTI and UTEK are corporations duly organized, validly existing and in good standing under the laws of their respective states of incorporation, and they have the requisite power and authority to conduct their business and consummate the transactions contemplated by this Agreement. True, correct and complete copies of the articles of incorporation, bylaws and all corporate minutes of IWTI have been provided to AOGS and such documents are presently in effect and have not been amended or modified.

     (b)   Authorization. The execution of this Agreement and the consummation of the Acquisition and the other transactions contemplated by this Agreement have been duly authorized by the board of directors and shareholders of IWTI and the board of directors of UTEK; no other corporate action by the respective parties is necessary in order to execute, deliver, consummate and perform their respective obligations hereunder; and IWTI and UTEK have all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated by this Agreement.

     (c)   Capitalization. The authorized capital of IWTI consists of 1,000,000 shares of common stock with a par value $.01 per share. At the date of this Agreement, 1,000 IWTI Shares are issued and outstanding as follows:

All issued and outstanding IWTI Shares have been duly and validly issued and are fully paid and non-assessable shares and have not been issued in violation of any preemptive or other rights of any other person or any applicable laws. IWTI is not authorized to issue any preferred stock. All dividends on IWTI Shares which have been declared prior to the date of this Agreement have been paid in full. There are no outstanding options, warrants, commitments, calls or other rights or agreements requiring IWTI to issue any ]WTI Shares or securities convertible into IWTI Shares to anyone for any reason whatsoever. None of the IWTI Shares is subject to any change, claim, condition, interest, lien, pledge, option, security interest or other encumbrance or restriction, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

IWTI-AOGS

     (d)   Binding Effect. The execution, delivery, performance and consummation of this Agreement, the Acquisition and the transactions contemplated by this Agreement will not violate any obligation to which IWTI or UTEK is a party and will not create a default under any such obligation or under any agreement to which IWTI or UTEK is a party. This Agreement constitutes a legal, valid and binding obligation of IWTI, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor's rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

     (e)   Litigation Relating to this Agreement. There are no suits, actions or proceedings pending or, to the best of IWTI and UTEK's knowledge, information and belief, threatened, which seek to enjoin the Acquisition or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on the business, results of operations, assets or prospects of IWTI.

     (f)   No Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by IWTI or UTEK with the terms or provisions of this Agreement nor all other documents or agreements contemplated by this Agreement and the consummation of the transaction contemplated by this Agreement will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, IWTI or UTEK's articles of incorporation or bylaws, the Technology, the License Agreement, or any agreement, contract, instrument, order, judgment or decree to which IWTI or UTEK is a party or by which ]WTI or UTEK or any of their respective assets is bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or government entity which materially affects their respective assets or businesses.

     (g)    Consents. No consent from or approval of any court, governmental entity or any other person is necessary in connection with execution and delivery of this Agreement by IWTI and UTEK or performance of the obligations of IWTI and UTEK hereunder or under any other agreement to which IWTI or UTEK is a party; and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of the Technology, the License Agreement, or any other material right, privilege, license or agreement relating to IWTI or its assets or business.

     (h)   Title to Assets. IWTI has or has agreed to enter into the agreements as listed on Exhibit A attached hereto. These agreements and the assets shown on the balance sheet of attached Exhibit B are the sole assets of IWTI. IWTI has or will by Closing Date have good and marketable title to its assets, free and clear of all liens, claims, charges, mortgages, options, security agreements and other encumbrances of every kind or nature whatsoever.

(i) Intellectual Property

     (1)    The Regents of the University of California (RUC) owns the Technology and has all right, power, authority and ownership and entitlement to file, prosecute and maintain in effect the Patent application with respect to the Inventions listed in Exhibit A hereto.

IWTI-AOGS

(2) The License Agreement between RUC and IWTI covering the Inventions is legal, valid, binding and will be enforceable in accordance with its terms as contained in Exhibit A.

     (3)    Except as otherwise set forth in this Agreement, AOGS acknowledges and understands that IWTI and UTEK make no representations and provide no assurances that the rights to the Technology and Intellectual Property contained in the License Agreement do not, and will not in the future, infringe or otherwise violate the rights of third parties, and

     (4)    Except as otherwise expressly set forth in this Agreement, IWTI and UTEK make no representations and extend no warranties of any kind, either express or implied, including, but not limited to warranties of merchantability, fitness for a particular purpose, non-infringement and validity of the Intellectual Property.

(j) Liabilities of IWTI. IWTI has no assets, no liabilities or obligations of any kind, character or description except those listed on the attached schedules and exhibits.

     (k)   Financial Statements. The unaudited financial statements of IWTI, including a balance sheet, attached as Exhibit B and made a part of this Agreement, are, in all respects, complete and correct and present fairly IWTI's financial position and the results of its operations on the dates and for the periods shown in this Agreement; provided, however, that interim financial statements are subject to customary year-end adjustments and accruals that, in the aggregate, will not have a material adverse effect on the overall financial condition or results of its operations. IWTI has not engaged in any business not reflected in its financial statements. There have been no material adverse changes in the nature of its business, prospects, the value of assets or the financial condition since the date of its financial statements. There are no, and on the Closing Date there will be no, outstanding obligations or liabilities of IWTI except as specifically set forth in the financial statements and the other attached schedules and exhibits. There is no information known to IWTI or UTEK that would prevent the financial statements of IWTI from being audited in accordance with generally accepted accounting principles.

     (1)   Taxes. All returns, reports, statements and other similar filings required to be filed by IWTI with respect to any federal, state, local or foreign taxes, assessments, interests, penalties, deficiencies, fees and other governmental charges or impositions have been timely filed with the appropriate governmental agencies in all jurisdictions in which such tax returns and other related filings are required to be filed; all such tax returns properly reflect all liabilities of IWTI for taxes for the periods, property or events covered by this Agreement; and all taxes, whether or not reflected on those tax returns, and all taxes claimed to be due from IWTI by any taxing authority, have been properly paid, except to the extent reflected on IWTI's financial statements, where IWTI has contested in good faith by appropriate proceedings and reserves have been established on its financial statements to the full extent if the contest is adversely decided against it. IWTI has not received any notice of assessment or proposed assessment in connection with any tax returns, nor is IWTI a party to or to the best of its knowledge, expected to become a party to any pending or threatened action or proceeding, assessment or collection of taxes. IWTI has not extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any taxes. There are no tax liens (other than any lien which arises by operation of law for current taxes not yet due and payable) on any of its assets. There is no basis for any additional assessment of taxes, interest or penalties. IWTI has made all deposits required by law to be made with respect to employees' withholding and other employment taxes, including without limitation the portion of such deposits relating to taxes imposed upon IWTI. IWTI is not and has never been a party to any tax sharing agreements with any other person or entity.

IWTI-AOGS

(m) Absence of Certain Changes or Events. From the date of the full execution of the Term Sheet until the Closing Date, IWTI has not, and without the written consent of AOGS, it will not have:

(1) Sold, encumbered, assigned let lapsed or transferred any of its material assets, including without limitation the Intellectual Property, the License Agreement or any other material asset;

     (2)    Amended or terminated the License Agreement or other material agreement or done any act or omitted to do any act which would cause the breach of the License Agreement or any other material agreement;

(3) Suffered any damage, destruction or loss whether or not in control of IWTI;

(4) Made any commitments or agreements for capital expenditures or otherwise;

(5) Entered into any transaction or made any commitment not disclosed to AOGS;

(6) Incurred any material obligation or liability for borrowed money;

(7) Suffered any other event of any character, which is reasonable to expect, would adversely affect the future condition (financial or otherwise) assets or liabilities or business of IWTI; or

(8) Taken any action, which could reasonably be foreseen to make any of the representations or warranties made by IWTI or UTEK untrue as of the date of this Agreement or as of the Closing Date.

     (n)    Material Agreements. Exhibit A attached contains a true and complete list of all contemplated and executed agreements between IWTI and a third party. A complete and accurate copy of all material agreements, contracts and commitments of the following types, whether written or oral to which it is a party or is bound (Contracts), has been provided to AOGS and such agreements are or will be at the Closing Date, in full force and effect without modifications or amendment and constitute the legally valid and binding obligations of IWTI in accordance with their respective terms and will continue to be valid and enforceable following the Acquisition. IWTI is not in default of any of the Contracts. In addition:

     (1)    There are no outstanding unpaid promissory notes, mortgages, indentures, deed of trust, security agreements and other agreements and instruments relating to the borrowing of money by or any extension of credit to IWTI; and

(2) There are no outstanding operating agreements, lease agreements or similar agreements by which IWTI is bound; and

(3) The complete final drafts of the License Agreement have been provided to AOGS; and

(4) Except as set forth in (3) above, there are no outstanding licenses to or from others of any intellectual property and trade names; and

IWTI-AOGS

(5) There are no outstanding agreements or commitments to sell, lease or otherwise dispose of any of IWTI's property; and

(6) There are no breaches of any agreement to which IWTI is a party.

     (o)    Compliance with Laws. IWTI is in compliance with all applicable laws, rules, regulations and orders promulgated by any federal, state or local government body or agency relating to its business and operations.

     (p)    Litigation. There is no suit, action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or to the best knowledge of IWTI or UTEK, threatened against IWTI, the Technology, or License Agreement, affecting its assets or business (financial or otherwise), and neither IWTI nor UTEK is in violation of or in default with respect to any judgment, order, decree or other finding of any court or government authority relating to the assets, business or properties of IWTI or the transactions contemplated hereby. There are no pending or threatened actions or proceedings before any court, arbitrator or administrative agency, which would, if adversely determined, individually or in the aggregate, materially and adversely affect the assets or business of IWTI or the transactions contemplated.

     (q)    Employees. IWTI has no and never had any employees. IWTI is not a party to or bound by any employment agreement or any collective bargaining agreement with respect to any employees. IWTI is not in violation of any law, regulation relating to employment of employees.

     (r)    Adverse Effect. Neither IWTI nor UTEK has any knowledge of any or threatened existing occurrence, action or development that could cause a material adverse effect on IWTI or its business, assets or condition (financial or otherwise) or prospects.

     (s)    Employee Benefit Plans. IWTI states that there are no and have never been any employee benefit plans, and there are no commitments to create any, including without limitation as such term is defined in the Employee Retirement Income Security Act of 1974, as amended, in effect, and there are no outstanding or un-funded liabilities nor will the execution of this Agreement and the actions contemplated in this Agreement result in any obligation or liability to any present or former employee.

     (t)    Books and Records. The books and records of IWTI are complete and accurate in all material respects, fairly present its business and operations, have been maintained in accordance with good business practices, and applicable legal requirements, and accurately reflect in all material respects its business, financial condition and liabilities.

     (u)    No Broker's Fees. Neither UTEK nor IWTI has incurred any investment banking, advisory or other similar fees or obligations in connection with this Agreement or the transactions contemplated by this Agreement.

     (v)    Full Disclosure. All representations or warranties of UTEK and IWTI are true, correct and complete in all material respects to the best of our knowledge on the date of this Agreement and shall be true, correct and complete in all material respects as of the Closing Date as if they were made on such date. No statement made by them in this Agreement or in the exhibits to this Agreement or any document delivered by them or on their behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements in this Agreement not misleading in any material respect in light of the circumstances in which they were made.

IWTI-AOGS

     2.02   Representations and Warranties of AOGS. AOGS represents and warrants to UTEK and IWTI that the facts set forth are true and correct.

     (a)    Organization. AOGS is a corporation duly organized, validly existing and in good standing under the laws of Delaware, is qualified to do business as a foreign corporation in other jurisdictions in which the conduct of its business or the ownership of its properties require such qualification, and have all requisite power and authority to conduct its business and operate properties.

     (b)    Authorization. The execution of this Agreement and the consummation of the Acquisition and the other transactions contemplated by this Agreement have been duly authorized by the board of directors of AOGS; no other corporate action on their respective parts is necessary in order to execute, deliver, consummate and perform their obligations hereunder; and they have all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated by this Agreement.

     (c)    Capitalization. The authorized capital of AOGS consists of 1,000,000,000 (One Billion) shares of common stock with a par value $0.001 per share (AOGS Common Shares), of which 255,875,000 (Two Hundred Fifty-Five Million, Eight Hundred, Seventy-Five Thousand) AOGS Common Shares (which will include the 20,000,000 (Twenty Million) AOGS Common Shares issued at the closing of the Acquisition) will be issued and outstanding on the Effective Date of the Acquisition, and 1,000,000 (One Million) shares of preferred stock with a par value $.10 per share, of which 100 (One Hundred) shares of preferred stock will be issued and outstanding on the Effective Date of the Acquisition. All issued and outstanding AOGS Common Shares have been duly and validly issued and are fully paid and non-assessable shares, and have not been issued in violation of any preemptive or other rights of any other person or any applicable laws.

     (d)    Anti-Dilution Adjustments. UTEK currently owns 16,131,142 common shares of AOGS, and will be acquiring an additional 19,000,000 unregistered shares of AOGS totaling 35,131,142 unregistered shares; and based on a total of 255,875,000 issued shares this total will represent a 13.7% ownership position in AOGS Common Shares. For a period of twelve months from the Effective Date of this Agreement, the aggregate number of AOGS Common Shares that UTEK has received shall be adjusted proportionately by the Board of Directors of AOGS for any increase in the number of outstanding shares of stock of AOGS resulting from the issuance of any additional equity securities by AOGS to any of its current list of management and directors as of the Effective Date; provided, however, that the anti-dilution rights set forth in this paragraph (d) shall not apply to any issuance of additional equity securities by AOGS to any of its current list of management and directors pursuant to the conversion of presently issued preferred stock.

     (e)    Binding Effect. The execution, delivery, performance and consummation of the Acquisition and the transactions contemplated by this Agreement will not violate any obligation to which AOGS is a party and will not create a default hereunder, and this Agreement constitutes a legal, valid and binding obligation of AOGS, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor's rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

     (f)    Litigation Relating to this Agreement. There are no suits, actions or proceedings pending or to its knowledge threatened which seek to enjoin the Acquisition or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on its business, results of operations, assets, prospects or the results of its operations of AOGS.

IWTI-AOGS

     (g)    No Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by AOGS with the terms or provisions of this Agreement will result in a breach of the terms, conditions or provisions of, or constitute default under, or result in a violation of, their respective corporate charters or bylaws, or any agreement, contract, instrument, order, judgment or decree to which it is a party or by which it or any of its assets are bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or governmental entity which materially affects its assets or business.

     (h)    Consents. Assuming the correctness of UTEK and IWTI's representations, no consent from or approval of any court, governmental entity or any other person is necessary in connection with its execution and delivery of this Agreement; and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of any material right, privilege, license or agreement relating to AOGS or its assets or business.

     (i)    Financial Statements. The unaudited financial statements of AOGS attached as Exhibit C present fairly its financial position and the results of its operations on the dates and for the periods shown in this Agreement; provided, however, that interim financial statements are subject to customary year-end adjustments and accruals that, in the aggregate, will not have a material adverse effect on the overall financial condition or results of its operations. AOGS has not engaged in any business not reflected in its financial statements. There have been no material adverse changes in the nature of its business, prospects, the value of assets or the financial condition since the date of its financial statements. There are no outstanding obligations or liabilities of AOGS except as specifically set forth in the AOGS financial statements.

     (j)    Full Disclosure. All representations or warranties of AOGS are true, correct and complete in all material respects on the date of this Agreement and shall be true, correct and complete in all material respects as of the Closing Date as if they were made on such date. No statement made by them in this Agreement or in the exhibits to this Agreement or any document delivered by them or on their behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements in this Agreement not misleading in any material respect in light of the circumstances in which they were made.

     (k)    Compliance with Laws. AOGS is in compliance with all applicable laws, rules, regulations and orders promulgated by any federal, state or local government body or agency relating to its business and operations.

     (I)    Litigation. There is no suit, action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or, to the best knowledge of AOGS, threatened against AOGS materially affecting its assets or business (financial or otherwise), and AOGS is not in violation of or in default with respect to any judgment, order, decree or other finding of any court or government authority. There are no pending or threatened actions or proceedings before any court, arbitrator or administrative agency, which would, if adversely determined, individually or in the aggregate, materially and adversely affect its assets or business. AOGS has no knowledge of any existing or threatened occurrence, action or development that could cause a material adverse affect on AOGS or its business, assets or condition (financial or otherwise) or prospects.

     (m)    Development. AOGS agrees and warrants that it has the expertise necessary to and has had the opportunity to independently evaluate the inventions of the Licensed Technology and develop same for the market. AOGS further agrees that it will provide UTEK with copies of progress reports made to the university as required under the subject license agreement on a quarterly basis.

IWTI-AOGS

(n) Investment Company Status. AOGS is not an investment company, either registered or unregistered.

     2.03   Investment Representations of UTEK. UTEK represents and warrants to AOGS that:

     (a)    General. It has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in AOGS Shares pursuant to the Acquisition. It is able to bear the economic risk of the investment in AOGS Shares, including the risk of a total loss of the investment in AOGS Shares. The acquisition of AOGS Shares is for its own account and is for investment and not with a view to the distribution of this Agreement. Except a permitted by law, it has a no present intention of selling, transferring or otherwise disposing in any way of all or any portion of the shares at the present time. All information that it has supplied to AOGS is true and correct. It has conducted all investigations and due diligence concerning AOGS to evaluate the risks inherent in accepting and holding the shares which it deems appropriate, and it has found all such information obtained fully acceptable. It has had an opportunity to ask questions of the officer and directors of AOGS concerning AOGS Shares and the business and financial condition of and prospects for AOGS, and the officers and directors of AOGS have adequately answered all questions asked and made all relevant information available to them. UTEK is an accredited investor, as the term is defined in Regulation D, promulgated under the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     (b)    Stock Transfer Restrictions. UTEK acknowledges that the AOGS Shares will not be registered and UTEK will not be permitted to sell or otherwise transfer the AOGS Shares in any transaction in contravention of the following legend, which will be imprinted in substantially the following form on the stock certificate representing AOGS Shares:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ACT), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANTTO THE PROVISION OF THE ACT AND THE LAWS OF SUCH STATES UNDER WHOSE LAWS A TRANSFER OF SECURITIES WOULD BE SUBJECT TO A REGISTRATION REQUIREMENT, UNLESS UTEK CORPORATION HAS OBTAINED AN OPINION OF COUNSEL STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

     (c)    Legend. During the first two years following the purchase of the AOGS Shares pursuant to this Agreement, the AOGS Shares may be transferred pursuant to an applicable exemption from the registration requirements of the Securities Act, including but not limited to Rule 144. Pursuant to and subject to the restrictions of Rule 144(k), at any time after the second full year following this Agreement, AOGS agrees to and shall direct its transfer agent to remove the above legend upon the issuance of a legal opinion from AOGS's counsel that the above legend can be removed from the AOGS Shares. UTEK agrees to and promptly shall provide any information requested by AOGS or its counsel. AOGS shall give direction to its transfer agent as necessary for such removal of the legend, or for the approval of the sale of such restricted shares under Rule 144 or other available exemption from registration. A sample letter from AOGS instructing its transfer agent to reissue the share certificates without the restrictive legend, provided that the conditions of Rule 144(k) are met, is attached as Exhibit D.

     (d)    If at any time AOGS fails to give the appropriate opinion to its transfer agent within fifteen business (15) days after a written request by UTEK, AOGS shall be liable to UTEK for an additional fee of ten percent (10%) of the current value of the shares subject to the request from UTEK, as well as any and all attorneys fees and costs that UTEK may incur as a result of AOGS failing to comply with this request.

IWTI-AOGS

(e) Stock Transfer Restrictions. UTEK will have "piggyback" registration rights for all of the common shares it will receive in this transaction.

ARTICLE 3
TRANSACTIONS PRIOR TO CLOSING

     3.01.    Corporate Approvals. Prior to Closing Date, each of the parties shall submit this Agreement to its board of directors and when necessary, its respective shareholders and obtain approval of this Agreement. Copies of corporate actions taken shall be provided to each party.

     3.02    Access to Information. Each party agrees to permit, upon reasonable notice, the attorneys, accountants, and other representatives of the other parties reasonable access during normal business hours to its properties and its books and records to make reasonable investigations with respect to its affairs, and to make its officers and employees available to answer questions and provide additional information as reasonably requested.

     3.03    Expenses. Each party agrees to bear its own expenses in connection with the negotiation and consummation of the Acquisition and the transactions contemplated by this Agreement.

     3.04    Covenants. Except as permitted in writing, each party agrees that it will:

(a) Use its good faith efforts to obtain all requisite licenses, permits, consents, approvals and authorizations necessary in order to consummate the Acquisition; and

     (b)    Notify the other parties upon the occurrence of any event which would have a materially adverse effect upon the Acquisition or the transactions contemplated by this Agreement or upon the business, assets or results of operations; and

(c) Not modify its corporate structure, except as necessary or advisable in order to consummate the Acquisition and the transactions contemplated by this Agreement.

ARTICLE 4
CONDITIONS PRECEDENT

     The obligation of the parties to consummate the Acquisition and the transactions contemplated by this Agreement are subject to the following conditions that may be waived, to the extent permitted by law:

     4.01.     Each party must obtain the approval of its board of directors and such approval shall not have been rescinded or restricted.

     4.02.    Each party shall obtain all requisite licenses, permits, consents, authorizations and approvals required to complete the Acquisition and the transactions contemplated by this Agreement.

     4.03.    There shall be no claim or litigation instituted or threatened in writing by any person or government authority seeking to restrain or prohibit any of the contemplated transactions contemplated by this Agreement or challenge the right, title and interest of UTEK in the IWTI Shares or the right of IWTI or UTEK to consummate the Acquisition contemplated hereunder.

IWTI-AOGS

     4.04.    The representations and warranties of the parties shall be true and correct in all material respects at the Effective Date.

     4.05.    The Technology and Intellectual Property has been prosecuted in good faith with reasonable diligence.

     4.06.    To the best knowledge of UTEK and IWTI, the License Agreement are valid and in full force and effect without any default in this Agreement.

     4.07.    AOGS shall have received, at or within 5 days of Closing Date, each of the following:

(a) the stock certificates representing the IWTI Shares, duly endorsed (or accompanied by duly executed stock powers) by UTEK for cancellation;

(b) all documentation relating to IWTI's business, all in a form and substance satisfactory to AOGS;

(c) such agreements, files and other data and documents pertaining to IWTI's business as AOGS may reasonably request;

(d) copies of the general ledgers and books of account of IWTI, and all federal, state and local income, franchise, property and other tax returns filed by IWTI since the inception of IWTI;

(e) certificates of (i) the Secretary of State of the State of Florida as to the legal existence and good standing, as applicable, (including tax) of IWTI in Florida;

(f) the original corporate minute books of IWTI, including the articles of incorporation and bylaws of IWTI, and all other documents filed in this Agreement;

(g) all consents, assignments or related documents of conveyance to give AOGS the benefit of the transactions contemplated hereunder;

(h) such documents as may be needed to accomplish the Closing under the corporate laws of the states of incorporation of AOGS and IWTI, and

(i) such other documents, instruments or certificates as AOGS, or their counsel may reasonably request.

     4.08.    AOGS shall have completed due diligence investigation of IWTI to AOGS's satisfaction in their sole discretion.

     4.09.    AOGS shall receive the resignation effective the Closing Date of each director and officer of IWTI.

IWTI-AOGS

ARTICLE 5
INDEMNIFICATION AND LIABILITY LIMITATION

      5.01.   Survival of Representations and Warranties.

     (a)    The representations and warranties made by UTEK and IWTI shall survive for a period of 1 year after the Closing Date, and thereafter all such representation and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such 1-year period.

     (b)    The representations and warranties made by AOGS shall survive for a period of 1 year after the Closing Date, and thereafter all such representations and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such 1-year period.

     5.02   Limitations on Liability. AOGS agrees that UTEK shall not be liable under this agreement to AOGS or their respective successor's, assigns or affiliates except where damages result directly from the gross negligence or willful misconduct of UTEK or its employees. In no event shall UTEK's liability exceed the total amount of the fees paid to UTEK under this agreement, nor shall UTEK be liable for incidental or consequential damages of any kind. AOGS shall indemnify UTEK, and hold UTEK harmless against any and all claims by third parties for losses, damages or liabilities, including reasonable attorneys fees and expenses ("Losses"), arising in any manner out of or in connection with the rendering of services by UTEK under this Agreement, unless it is finally judicially determined that such Losses resulted from the gross negligence or willful misconduct of UTEK. The terms of this paragraph shall survive the termination of this agreement and shall apply to any controlling person, director, officer, employee or affiliate of UTEK.

     5.03    Indemnification. AOGS agrees to indemnify and hold harmless UTEK and its subsidiaries and affiliates and each of its and their officers, directors, principals, shareholders, agents, independent contactors and employees (collectively "Indemnified Persons") from and against any and all claims, liabilities, damages, obligations, costs and expenses (including reasonable attorneys' fees and expenses and costs of investigation) arising out of or relating to matters or arising from this Agreement, except to the extent that any such claim, liability, obligation, damage, cost or expense shall have been determined by final non-appealable order of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Person or Persons in respect of whom such liability is asserted.

     (a)    Limitation of Liability. AOGS agrees that no Indemnified Person shall have any liability as a result of the execution and delivery of this Agreement, or other matters relating to or arising from this Agreement, other than liabilities that shall have been determined by final non-appealable order of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Person or Persons in respect of whom such liability is asserted. Without limiting the generality of the foregoing, in no event shall any Indemnified Person be liable for consequential, indirect or punitive damages, damages for lost profits or opportunities or other like damages or claims of any kind. In no event shall UTEK's liability exceed the total amount of the fees paid to UTEK under this Agreement.

ARTICLE 6
REMEDIES

     6.01    Specific Performance. Each party's obligations under this Agreement are unique. If any party should default in its obligations under this agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages. Accordingly, the non-defaulting party, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate.

IWTI-AOGS

     6.02    Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this agreement or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

ARTICLE 7
ARBITRATION

     In the event a dispute arises with respect to the interpretation or effect of this Agreement or concerning the rights or obligations of the parties to this Agreement, the parties agree to negotiate in good faith with reasonable diligence in an effort to resolve the dispute in a mutually acceptable manner. Failing to reach a resolution of this Agreement, either party shall have the right to submit the dispute to be settled by arbitration under the Commercial Rules of Arbitration of the American Arbitration Association. The parties agree that, unless the parties mutually agree to the contrary such arbitration shall be conducted in Tampa, Florida. The cost of arbitration shall be borne by the party against whom the award is rendered or, if in the interest of fairness, as allocated in accordance with the judgment of the arbitrators. All awards in arbitration made in good faith and not infected with fraud or other misconduct shall be final and binding. The arbitrators shall be selected as follows: one by AOGS, one by UTEK and a third by the two selected arbitrators. The third arbitrator shall be the chairman of the panel.

ARTICLE 8
MISCELLANEOUS

     8.01.    No party may assign this Agreement or any right or obligation of it hereunder without the prior written consent of the other parties to this Agreement. No permitted assignment shall relieve a party of its obligations under this Agreement without the separate written consent of the other parties.

     8.02.    This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

     8.03.    Each party agrees that it will comply with all applicable laws, rules and regulations in the execution and performance of its obligations under this Agreement.

     8.04.    This Agreement shall be governed by and construct in accordance with the laws of the State of Florida without regard to principles of conflicts of law.

     8.05.    This document constitutes a complete and entire agreement among the parties with reference to the subject matters set forth in this Agreement. No statement or agreement, oral or written, made prior to or at the execution of this Agreement and no prior course of dealing or practice by either party shall vary or modify the terms set forth in this Agreement without the prior consent of the other parties to this Agreement. This Agreement may be amended only by a written document signed by the parties.

     8.06.    Notices or other communications required to be made in connection with this Agreement shall be sent by U.S. mail, certified, return receipt requested, personally delivered or sent by express delivery service and delivered to the parties at the addresses set forth below or at such other address as may be changed from time to time by giving written notice to the other parties.

     8.07.    The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

IWTI-AOGS

     8.08.    This Agreement may be executed in multiple counterparts, each of which shall constitute one and a single Agreement.

     8.09    Any facsimile signature of any part to this Agreement or to any other agreement or document executed in connection of this Agreement should constitute a legal, valid and binding execution by such parties.

(Signatures on the following page)

IWTI AOGS

AVALON OIL AND GAS, Inc.	INTELLI-WELL TECHNOLOGIES, INC.

BY	BY
Kent Rodriguez,	Jennifer Willis
Chief Executive Officer	President

Address:	Address:
7000 Flour Exchange Building	2109 East Palm Avenue
310 Fourth Avenue South	Tampa, Florida 33605
Minneapolis, MN 55415

Date:	Date:

UTEK CORPORATION

BY
Clifford M. Gross PHD,
Chief Executive Officer

Address:
2109 East Palm Avenue
Tampa, Florida 33605

UTEK CORPORATION

By: /s/ Doug Schaedler
Doug Schaedler
Chief Compliance Officer

Address:

AVALON OIL AND GAS, Inc.	INTELLI-WELL TECHNOLOGIES, INC.

BY	BY
Kent Rodriguez,	Jennifer Willis
Chief Executive Officer	President

Address:	Address:
7000 Flour Exchange Building	2109 East Palm Avenue
310 Fourth Avenue South	Tampa, Florida 33605
Minneapolis, MN 55415

Date:	Date:

UTEK CORPORATION

BY
Clifford M. Gross PHD,
Chief Executive Officer

Address:
2109 East Palm Avenue
Tampa, Florida 33605

EXHIBIT A

NONEXCLUSIVE

PATENT LICENSE AGREEMENT

FOR

SMART BOREHOLE CASING TECHNOLOGY

BETWEEN

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

AND

INTELLI-WELL TECHNOLOGIES, INC.

OCTOBER 27, 2006

TABLE OF CONTENTS

1. BACKGROUND	1

2. DEFINITIONS	3

3. LICENSE GRANT	7

4. FEES, ROYALTIES, AND PAYMENTS	7

5. DUE DILIGENCE	9

6. ROYALTY AND PROGRESS REPORTS	10

7. BOOKS AND RECORDS	12

8. LIFE OF THE AGREEMENT	13

9. TERMINATION	14

10. DISPOSITION OF LICENSED PRODUCTS ON HAND UPON TERMINATION	14

11. PATENT PROSECUTION AND MAINTENANCE	15

12. PATENT INFRINGEMENT	15

13. USE OF NAMES AND TRADEMARKS	16

14. LIMITED WARRANTY	16

15. INDEMNIFICATION	17

16. INSURANCE	18

17. WAIVER	19

18. ASSIGNABILITY	20

19. LATE PAYMENTS	20

20. NOTICES	20

21. GOVERNING LAWS; VENUE; ATTORNEYS FEES	21

22. PATENT MARKING	22

23. GOVERNMENT APPROVAL OR REGISTRATION	22

24. COMPLIANCE WITH LAWS	22

25. FORCE MAJEURE	23

26. UNITED STATES PREFERENCE	23

27. PROPRIETARY INFORMATION	23

28. MISCELLANEOUS	24

EXHIBIT A - LICENSED PATENTS	26

EXHIBIT B - RIGHTS GRANTED AND PERFORMANCE OBLIGATIONS	27

EXHIBIT C - FEES AND ROYALTIES	29

EXHIBIT D - MUTUAL NONDISCLOSURE AGREEMENT	31

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NONEXCLUSIVE PATENT LICENSE AGREEMENT
For SMART BOREHOLE CASINGS TECHNOLOGY

This license agreement (“Agreement”) is effective on the Effective Date by and between The Regents of the University of California (“THE REGENTS”), under its United States Department of Energy (“DOE”) Contract No. W-7405-ENG-48 to manage and operate Lawrence Livermore National Laboratory (“LLNL”), and Intelli-Well Technologies, Inc. (“LICENSEE”) a Florida corporation having its principal place of business at 2109 East Palm Avenue, Tampa, Florida 33605. THE REGENTS is a corporation organized and existing under the laws of the State of California, with its principal office at 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200. THE REGENTS and LICENSEE are referred to jointly as “Parties.” This Agreement and the resulting license are subject to overriding obligations to the Federal Government pursuant to the provisions of THE REGENTS’ Contract No. W-7405-ENG-48 with the DOE for the operation of the LLNL and DOE’s grant of patent rights to THE REGENTS.

1.    BACKGROUND

1.1

Certain inventions characterized as Smart Borehole Casings Technology, which is also known as “Well Casing Based-Geophysical Sensor Apparatus”, (“Invention”) described in LLNL patent applications and patents listed in Exhibit A (LICENSED PATENTS), which may be useful for the production of boreholes used for the extraction of natural resources, were made at LLNL and are covered by THE REGENTS’ Patent Rights as defined in Article 2 (DEFINITIONS).

1.2

LICENSEE’s parent company (UTEK Corporation) entered into a Mutual Nondisclosure Agreement provided in Exhibit D (MUTUAL NONDISCLOSURE AGREEMENT) along with a third party (Avalon Oil and Gas, Inc.), which is incorporated herein, that allowed LICENSEE to evaluate its interest in taking a license to the Invention.

1.3	THE REGENTS grants to the U.S. Government a nontransferable, paid-up, nonexclusive, irrevocable license to use the Invention by, or on behalf of, the U.S. Government throughout the world.

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1.4	LICENSEE requested certain rights from THE REGENTS to commercialize the Invention.

1.5

LICENSEE's parent company (UTEK Corporation) initially contacted LLNL and requested rights from THE REGENTS to commercialize the Invention. UTEK Corporation then created LICENSEE to own and develop the invention. It is UTEK Corporation's intention to sell LICENSEE to Avalon Oil and Gas, Inc.

1.6

THE REGENTS wishes to respond to LICENSEE's request by granting the following rights to LICENSEE so that the products and other benefits derived from the Invention can be enjoyed by the general public.

1.7

The scope of such rights granted by THE REGENTS is intended to extend to the scope of the patents and patent applications pertaining to the Invention, but only to the extent that THE REGENTS has Valid Claims of such Patent Rights.

1.8

THE REGENTS has informed LICENSEE and LICENSEE understands that the Invention is a research product from a national laboratory and requires additional development for its commercialization. LICENSEE agrees it is solely responsible for the additional development of the Invention for commercialization purposes.

1.9	LICENSEE is not a "small entity" as defined in 37 CFR § 1.27.

1.10	LICENSEE is not a "small business firm" as defined at Section 2 of Pub. L. 85-536 (15 U.S.C. § 632).

1.11

Both Parties recognize that earned royalties due under this Agreement will be based on LICENSEE's last act of infringement of Patent Rights within the control of LICENSEE, regardless of whether LICENSEE had control over prior infringing acts.

1.12	The Parties intend that royalties due under this Agreement will be calculated and paid on Sales of the final product or service by LICENSEE.

1.13

LICENSEE recognizes the need to practice due diligence in the development of the patents licensed under this agreement to maintain the license. In addition, both Parties acknowledge that the U.S. Government has certain march-in rights in accordance with 48 CFR 27.304-1 (g) and 15 USC 3710a(b)(1)(B) and (C).

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THEREFORE, the Parties agree as follows:

2.	DEFINITIONS

As used in this Agreement, the following terms, whether used in the singular or plural, will have the following meanings:

2.1

"Affiliate" of LICENSEE means any entity which, directly or indirectly, Controls LICENSEE, is Controlled by LICENSEE, or is under common Control with LICENSEE. "Control" means (i) having the actual, present capacity to elect a majority of the directors of such affiliate, (ii) having the power to direct at least forty percent (40%) of the voting rights entitled to elect directors, or (iii) in any country where the local law will not permit foreign equity participation of a majority, ownership or control, directly or indirectly, of the maximum percentage of such outstanding stock or voting rights permitted by local law. LICENSEE does not include "Affiliate."

2.2	"Effective Date" means the date of execution by the last signing Party and payment of the License Issue Fee.

2.3

"Joint Venture" means any separate entity established pursuant to an agreement between a third party and LICENSEE to constitute a vehicle for a joint effort, in which the separate entity manufactures, uses, purchases, Sells, or acquires Licensed Products from LICENSEE. LICENSEE does not include "Joint Venture."

2.4

"Licensed Method" means any process or method the use or practice of which, but for the license granted in this Agreement, would infringe, or contribute to, or induce the infringement of, any Patent Rights.

2.5	"Licensed Patents" means:

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2.5.1.

 U.S. patents and U.S. patent applications specified in Exhibit A (LICENSED PATENTS), and U.S. patents resulting from these applications, continuations of these applications, divisionals, and continuation-in-part applications resulting from these applications only to the extent, however, that Valid Claims in any continuation-in-part application are entirely supported in the specification of the parent application and are entitled to the priority date of the parent application;

2.5.2.	reissues of 2.5.1.

2.6

"Licensed Product" means all kits, compositions of matter, materials, articles of manufacture, and products the manufacture, use, Sale, offer for Sale, or import of which, but for the license granted in this Agreement, would infringe, or contribute to or induce the infringement of any Patent Rights were they issued at the time of infringement in that country, or would require the performance of the Licensed Method.

2.7	"Licensed Service" means the use of Licensed Products or Licensed Method to provide a service to a customer.

2.8

"Net Invoice Price" means the gross invoice price charged and the value of any other consideration received by LICENSEE for a Licensed Product or Licensed Service or for any exploitation of a Licensed Product or Licensed Service, less the following items, but only to the extent that they actually pertain to the disposition of such Licensed Product or any exploitation of the Licensed Product or Licensed Service, and are separately billed:

2.8.1.	Allowances actually granted to customers for rejections, returns, and prompt payment and volume discounts;

2.8.2.	Freight, transport packing, insurance charges associated with transportation; and

2.8.3.	Taxes, tariffs or import/export duties based on Sales when included in the gross invoice price, but not value-added taxes or taxes assessed on income derived from Sales.

2.9	"Net Sale" means the Net Invoice Price, except in the instances described in Subparagraphs (2.9.1), (2.9.2), (2.9.3) and (2.9.4) of this Paragraph.

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2.9.1.

For any Relationship-Influenced Sale of a Licensed Product or Licensed Service, Net Sales will be based on the Net Invoice Price at which the Relationship- Influenced Sale Purchaser resells such Licensed Product or Licensed Service;

2.9.2.

In those instances where Relationship-Influenced Sale Purchaser combines such Licensed Product or Licensed Service in any manner with any other product or service, Net Sales will be the Net Invoice Price of the combined product or service;

2.9.3.

In those instances where Licensed Product or Licensed Service is not Sold, but is otherwise exploited, the Net Sales for such Licensed Product or Licensed Service will be the Net Invoice Price of products or services of similar kind and quality, Sold in similar quantities, currently being offered for Sale by LICENSEE. Where such products or services are not currently being offered for Sale by LICENSEE, the Net Sales for Licensed Product or Licensed Service otherwise exploited, for the purpose of computing royalties, will be the average Net Invoice Price at which products or services of similar kind and quality, Sold in similar quantities, are then currently being offered for Sale by other manufacturers. Where such products or services are not currently Sold or offered for Sale by LICENSEE, or others, then the Net Sales will be LICENSEE's cost of manufacture of Licensed Product or the cost of conducting the service, determined by LICENSEE's customary accounting procedures, plus forty percent (40%) of such costs;

2.9.4.

In those instances where LICENSEE acquires and subsequently Sells Licensed Product or Licensed Service previously Sold by LICENSEE, Net Sales will mean the Net Invoice Price upon Sale of such acquired Licensed Product by LICENSEE, less any amounts paid to THE REGENTS on account of earlier Sale or other exploitation of the acquired Licensed Product.

2.10

"New Developments" means inventions, or claims to inventions, which constitute advancements, developments or improvements, whether or not patentable and whether or not the subject of any patent application, which are not sufficiently supported by the specification of a previously-filed patent or patent application within the Patent Rights to be entitled to the priority date of the previously-filed patent or patent application.

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2.11

"Patent Rights" means the Valid Claims of, to the extent assigned to, or otherwise obtained by, THE REGENTS, in Licensed Patents. This definition of Patent Rights excludes any rights in and to New Developments.

2.12

"Related Party" means a corporation, firm or other entity with which, or individual with whom, LICENSEE (or any of their respective stockholders, subsidiaries or Affiliates) has an agreement, understanding, or arrangement (for example, but not by way of limitation, an option to purchase stock or other equity interest, or an arrangement involving a division of revenue, profits, special discounts, rebates, or allowances) unrelated to the Sale or exploitation of the Licensed Products or Licensed Services without which such other agreement, understanding, or arrangement, the amounts, if any, charged by LICENSEE to such entity or individual for the Licensed Product or Licensed Service would be higher than the Net Invoice Price actually received, or if such agreement, understanding, or arrangement results in LICENSEE extending to such entity or individual lower prices for such Licensed Product or Licensed Service than those charged to others without such agreement, understanding, or arrangement buying similar products or services in similar quantities.

2.13

"Relationship-Influenced Sale" means a Sale of a Licensed Product, or any exploitation of the Licensed Product or Licensed Method, by LICENSEE to (i) an Affiliate; (ii) a Joint Venture; or (iii) a Related Party.

2.14	"Relationship-Influenced Sale Purchaser" means the purchaser of Licensed Product or Licensed Service in a Relationship-Influenced Sale.

2.15

"Sale" means the act of selling, leasing or otherwise transferring, providing, or furnishing for use for any consideration. Correspondingly, "Sell" means to make or cause to be made a Sale, and "Sold" means to have made or caused to be made a Sale.

2.16

"Valid Claim" means a claim of a patent or patent application in any country that (i) has not expired; (ii) has not been disclaimed; (iii) has not been cancelled or superseded, or if cancelled or superseded, has been reinstated; and (iv) has not been revoked, held invalid, or otherwise declared unenforceable or not allowable by a tribunal or patent authority of competent jurisdiction over such claim in such country from which no further appeal has or may be taken.

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3.	LICENSE GRANT

3.1	The license rights granted to LICENSEE by THE REGENTS are set forth in Exhibit B (RIGHTS GRANTED AND PERFORMANCE OBLIGATIONS).

3.2

The license granted hereunder will be subject to the overriding obligations to the U.S. Government including those set forth in 35 U.S.C. §200-212 and applicable governmental implementing regulations and the obligation to report on utilization of the Invention set forth in 37 CFR §401.14(h).

3.3

Nothing in this Agreement will be deemed to limit the right of THE REGENTS to publish any and all technical data resulting from any research performed by THE REGENTS relating to the Invention and to make, use or practice the Invention, Licensed Product, Licensed Service, Licensed Method, and associated technology, and allow other educational and non-profit institutions to do so for educational and research purposes.

4.	FEES, ROYALTIES, AND PAYMENTS

4.1

Fees and royalties due on Net Sales of Licensed Products or Licensed Services will be as specified in this Article 4, Exhibit C (FEES AND ROYALTIES), and Article 6 (ROYALTY AND PROGRESS REPORTS) of this Agreement.

4.2	As partial consideration for the rights granted to LICENSEE, LICENSEE will pay to THE REGENTS a license issue fee as set forth in Exhibit C.

4.3	As partial consideration for the rights granted to LICENSEE, LICENSEE will pay THE REGENTS minimum annual royalties as set forth in Exhibit C.

4.4	As partial consideration for all the rights granted to LICENSEE, LICENSEE will pay to THE REGENTS earned royalties at the rate set forth in Exhibit C.

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4.5

Earned royalties shall accrue when Licensed Products or Licensed Services are invoiced, or if not invoiced, when delivered in a manner constituting a Net Sale as defined in Article 2 (DEFINITIONS), Paragraph 2.9.

4.6	Payment for earned royalties will include all royalties accrued up to the last day of the most recently completed calendar quarter on the dates specified below:

February 28 for the calendar quarter ending December 31;
May 31 for the calendar quarter ending March 31;
August 31 for the calendar quarter ending June 30; and
November 30 for the calendar quarter ending September 30.

4.7

All consideration due THE REGENTS shall be payable in United States dollars. When Licensed Products or Licensed Services are sold for monies other than United States dollars, earned royalties will first be determined in the foreign currency of the country in which such Licensed Products or Licensed Services were Sold and then converted into equivalent United States dollars. The exchange rate will be the average exchange rate quoted in the Wall Street Journal during the last thirty (30) days of the reporting period.

4.8

Earned royalties on Sales of Licensed Products or Licensed Services occurring in any country outside the United States shall not be reduced by any taxes, fees, or other charges imposed by the government of such country except those taxes, fees, and charges allowed under the provisions of Paragraph 2.9 (Net Sales). LICENSEE also will be responsible for all bank transfer charges.

4.9

Notwithstanding the provisions of Article 25 (FORCE MAJEURE), if at any time legal restrictions prevent prompt remittance of any earned royalties or other consideration owed to THE REGENTS by LICENSEE with respect to any country where a Licensed Product or Licensed Service is Sold, then LICENSEE will convert the amount owed to THE REGENTS into United States dollars and will pay THE REGENTS directly from another source of funds for the amount impounded.

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4.10

No earned royalties will be collected or paid hereunder to THE REGENTS on Licensed Products or Licensed Services Sold to the account of the U.S. Government. LICENSEE will reduce the amount charged for Licensed Products or Licensed Services Sold to the U.S. Government by an amount equal to the royalty for such Licensed Products or Licensed Services otherwise due THE REGENTS. LICENSEE will provide THE REGENTS with U.S. Government contract numbers and a written statement by LICENSEE's contracting officer that Sale of Licensed Products to the U.S. Government were reduced by the amount of royalty due THE REGENTS.

4.11

If THE REGENTS must pursue legal means to obtain payments owed by LICENSEE, LICENSEE will pay THE REGENTS for all legal costs and any other related costs expended by THE REGENTS to collect payments owed by LICENSEE.

4.12

In the event that any patent or any claim thereof included within the Patent Rights is held invalid in a final decision by a court of competent jurisdiction and last resort and from which no appeal has or can be taken, all obligation to pay royalties based on such patent or claim or any claim patentably indistinct there from will cease as of the date of such final decision. LICENSEE will not, however, be relieved from paying any royalties that accrued before such final decision and LICENSEE will be obligated to pay the full amount of royalties due hereunder to the extent that THE REGENTS licenses one or more Valid Claims within the Patent Rights to LICENSEE with respect to Licensed Products or Licensed Services.

5.	DUE DILIGENCE

5.1

LICENSEE, upon execution of this Agreement, will diligently proceed with the development, manufacture, and Sale of Licensed Products and Licensed Services and use of Licensed Methods, and will earnestly and diligently market the same after execution of this Agreement and in quantities sufficient to meet the market demands therefore.

5.2

LICENSEE will meet the specific performance obligations and milestones specified in Exhibit B (RIGHTS GRANTED AND PERFORMANCE OBLIGATIONS). If LICENSEE is unable to meet such milestones, THE REGENTS will have the right and option to terminate this Agreement per Article 9 (TERMINATION), Paragraph 9.1 (Termination by THE REGENTS).

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5.3

LICENSEE will comply with all governmental laws and obtain all necessary governmental approvals in each country where Licensed Products or Licensed Services are manufactured, used, Sold, imported, or offered for Sale.

5.4

During the term of this Agreement, LICENSEE will conduct normal, continuous business operations. If LICENSEE seeks protection under any United States bankruptcy proceedings during the term of this Agreement, LICENSEE will notify THE REGENTS in writing no later than seventy-two (72) hours after the bankruptcy filing. Upon filing bankruptcy, the license automatically terminates as stated in Article 8 (LIFE OF THE AGREEMENT), Paragraph 8.2.

6.	ROYALTY AND PROGRESS REPORTS

6.1

LICENSEE will submit to THE REGENTS a semi-annual progress report as described in Paragraph 6.2 below covering activities by LICENSEE related to the development and testing of all Licensed Products and Licensed Services. After the first Sale of Licensed Product or Licensed Service, LICENSEE is required to submit a progress report annually rather than semi-annually. Such progress report will be signed by LICENSEE's President or his/her designee attesting to the accuracy of the information in the report. If LICENSEE fails to submit a timely progress report to THE REGENTS, THE REGENTS will be entitled to terminate this Agreement. If either party terminates this Agreement before any Licensed Products or Licensed Services are Sold or before this Agreement's expiration, a final progress report covering the period prior to termination must be submitted within thirty (30) days of termination.

6.2	The progress reports submitted under Paragraph 6.1 above will include, but not be limited to, a reasonably detailed summary of the following topics:

o	Summary of work completed toward commercialization of Licensed Patents;

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o

Schedule of anticipated events or milestones, including status of those events or milestones. Should LICENSEE wish to change the schedule of events or milestones specified in Exhibit B (RIGHTS GRANTED AND PERFORMANCE OBLIGATIONS), LICENSEE must request advance written approval from THE REGENTS;

o	A financial statement showing the investments made in the commercialization effort to date;

o	Anticipated and actual market introduction dates of each Licensed Product or Licensed Service;

o	Summary of marketing and sales activities, including copies of marketing and sales literature; and

o	activities of the sublicensees, if any.

6.3	LICENSEE also will report to THE REGENTS the date of first Sale or other exploitation of a Licensed Product or Licensed Service within thirty (30) days of such Sale.

6.4

LICENSEE will provide quarterly royalty reports and payments to THE REGENTS on or before each February 28, May 31, August 31, and November 30 of each year. If there were no Sale of Licensed Products or Licensed Services, then the royalty report will state that. Royalty reports will be signed by LICENSEE's President or Chief Financial Officer attesting to the accuracy of the report. Each such royalty report will cover the most recently completed calendar quarter (October through December, January through March, April through June, and July through September) and will show:

6.4.1.	the gross invoice prices and Net Sales of Licensed Products or Licensed Services Sold or otherwise exploited by LICENSEE during the most recently completed calendar quarter;

6.4.2.	the number of Licensed Products or Licensed Services Sold or otherwise exploited by LICENSEE during the most recently completed calendar quarter;

6.4.3.	the place of manufacture of Licensed Products or practice of Licensed Services;

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6.4.4.	the royalties, in U.S. dollars, payable hereunder with respect to Net Sales;

6.4.5.	the method used to calculate the royalty, specifying all deductions taken and the dollar amount of each such deduction; and

6.4.6.	the exchange rates used, if any.

6.5

LICENSEE will provide THE REGENTS with an annual statement of royalty accounts within sixty (60) days after the end of each calendar year. If an audit is conducted on LICENSEE's books, then LICENSEE will include the royalty accounts in the audit and supply THE REGENTS with an audited annual statement of royalty accounts. If there is no audit, LICENSEE may submit an unaudited annual statement of royalty accounts, but the President or CFO must certify in writing that the unaudited statement is correct. THE REGENTS will protect such statements as Proprietary Information and not disseminate them unless required by law.

7.	BOOKS AND RECORDS

7.1

LICENSEE will keep books and records accurately showing all payments due THE REGENTS and all Licensed Products and Licensed Services manufactured (including place of manufacture), used, offered for Sale, imported, and/or Sold under the terms of this Agreement. Such books and records will be preserved for at least five (5) years after the date of the payment to which they pertain and will be open to inspection by representatives or agents of THE REGENTS at reasonable times to determine their accuracy and assess LICENSEE's compliance with the terms of this Agreement.

7.2

The fees and expenses of representatives of THE REGENTS performing such an examination will be borne by THE REGENTS. If, however, an error in royalties of more than five percent (5%) of the total royalties due for any year is discovered, LICENSEE will bear the cost of the examination and will remit such underpayment to THE REGENTS within thirty (30) days of the examination result.

7.3

LICENSEE will provide THE REGENTS with an annual audited financial statement of LICENSEE, including at a minimum a balance sheet and operating statement or LICENSEE's annual report. Such statement will be due to THE REGENTS within one hundred twenty (120) days following the close of LICENSEE's fiscal year to which such statement relates.

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8.	LIFE OF THE AGREEMENT

8.1

Unless otherwise terminated by operation of law, Paragraph 9.2, or by acts of the Parties in accordance with the terms of this Agreement, this Agreement will remain in effect from the Effective Date until the expiration or abandonment of the last of the Patent Rights licensed hereunder.

8.2

This Agreement will automatically terminate without the obligation to provide thirty (30) days' notice as set forth in Paragraph 9.1 upon the filing of petition for relief under the United States Bankruptcy Code by or against LICENSEE as a debtor or alleged debtor

8.3

Any termination of this Agreement will not affect the rights and obligations set forth in the following Articles: Article 2 (DEFINITIONS), Article 4 (FEES, ROYALTIES, AND PAYMENTS), Article 7 (BOOKS AND RECORDS), Article 8 (LIFE OF THE AGREEMENT), Article 10 (DISPOSITION OF LICENSED PRODUCTS ON HAND UPON TERMINATION), Article 13 (USE OF NAMES AND TRADEMARKS), Article 14 (LIMITED WARRANTY), Article 15 (INDEMNIFICATION), Article 16 (INSURANCE), Article 20 (NOTICES), Article 21 (GOVERNING LAWS; VENUE; ATTORNEYS' FEES), and Article 27 (PROPRIETARY INFORMATION).

8.4

The termination or expiration of this Agreement will not relieve LICENSEE of its obligation to pay any fees, royalties, and reimbursements for foreign filing costs, or other payments owed to THE REGENTS at the time of such termination or expiration and will not impair any accrued right of THE REGENTS.

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9.	TERMINATION

9.1

Termination by THE REGENTS: If LICENSEE fails to perform any material term or covenant of this Agreement, THE REGENTS may give written notice to LICENSEE that if LICENSEE has not cured such failure within thirty (30) days after the effective date of receipt of the notice, this Agreement will terminate at the end of such thirty- (30) day period or at the end of such longer period as may be set forth in THE REGENTS' notice.

9.2	If LICENSEE ceases to carry on its business this Agreement will terminate, effective ten (10) days after the effective date of notice by THE REGENTS.

9.3

Termination by LICENSEE: LICENSEE will have the right at any time to terminate this Agreement by providing a Notice of Termination to THE REGENTS and paying any outstanding fees owed THE REGENTS. Termination of this Agreement will be effective sixty (60) days after the date such notice takes effect.

10.	DISPOSITION OF LICENSED PRODUCTS ON HAND UPON TERMINATION

10.1

Upon termination of this Agreement, LICENSEE may Sell all previously made or partially made Licensed Products, but no additional Licensed Products, within a period of sixty (60) days after the date of termination, provided, however, that the Sale of such Licensed Products will be subject to the terms of this Agreement including, but not limited to, the payment of earned royalties at the rates and at the times provided herein and the rendering of reports in connection therewith.

10.2

Within thirty (30) days after termination of this Agreement by either Party, LICENSEE will provide THE REGENTS with a written inventory of all Licensed Products in process of manufacture or in stock on the date of termination. LICENSEE may complete Licensed Products in the process of manufacture at the time of termination, and may dispose of Licensed Products for sixty (60) days after the date of termination provided that LICENSEE pays royalties to THE REGENTS on such dispositions. At the conclusion of the sixty (60) day period, LICENSEE will destroy any remaining Licensed Products in stock or in process of manufacture and certify such destruction to THE REGENTS.

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10.3	LICENSEE may not practice Licensed Methods after the date of termination of this Agreement except as necessary to complete the manufacture of Licensed Products as permitted under Paragraph 10.2.

11.	PATENT PROSECUTION AND MAINTENANCE

11.1

THE REGENTS will prosecute U.S. patent applications and maintain U.S. patents licensed under this Agreement at THE REGENTS' expense, except LICENSEE will pay all of the expenses associated with patent interferences, patent appeals to the USPTO Board of Appeals, patent appeals to a Federal Court, patent re-examinations, patent reissues, and trademark oppositions and/or cancellations.

12.	PATENT INFRINGEMENT

In the event that LICENSEE learns of infringement of potential commercial significance of any patent licensed under this Agreement, LICENSEE will provide THE REGENTS (i) with written notice of such infringement and (ii) with any evidence of such infringement available to LICENSEE. During the period in which, and in the jurisdiction where, LICENSEE has rights under this Agreement, LICENSEE will not notify a third party (including the infringer) of infringement or put such third party on notice of the existence of any Patent Rights without first obtaining consent of THE REGENTS. THE REGENTS will have the right to terminate this Agreement immediately without the obligation to provide sixty (60) days' notice as set forth in Article 9 (TERMINATION), Paragraph 9.1 (Termination by THE REGENTS) if LICENSEE notifies a third party of infringement or puts such third party on notice of the existence of any Patent Rights with respect to such infringement without first obtaining the written consent of THE REGENTS.

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13.	USE OF NAMES AND TRADEMARKS

Nothing contained in this Agreement will be construed as conferring any right to either Party to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of the other Party (including a contraction, abbreviation or simulation of any of the foregoing). Unless consented to in writing by THE REGENTS the use by LICENSEE of the name "Lawrence Livermore National Laboratory," or "The Regents of the University of California," or the name of any University of California campus by LICENSEE in advertising, publicity, or other promotional activities is expressly prohibited. However, LICENSEE can publicize by stating the fact that LICENSEE has licensed patents from LLNL.

14.	LIMITED WARRANTY

14.1	THE REGENTS warrants to LICENSEE that it has the lawful right to grant this license.

14.2

Except as expressly set forth in this Agreement, the licenses and the associated Invention, Patent Rights, Licensed Products, Licensed Services, and Licensed Methods are provided by THE REGENTS WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED. THE REGENTS MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY THAT THE INVENTION, PATENT RIGHTS, LICENSED PRODUCTS, OR LICENSED METHODS WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHTS.

14.3	Nothing in this Agreement is or will be construed as:

14.3.1.	a warranty or representation by THE REGENTS as to the validity, enforceability, or scope of any Patent Rights; or

14.3.2.

a warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents, copyrights, or other rights of third parties; or

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14.3.3.	an obligation to bring or prosecute actions or suits against third parties for patent infringement except as provided in Article 12 (PATENT INFRINGEMENT); or

14.3.4.

conferring by implication, estoppel, or otherwise any license or rights under any patents or other rights of THE REGENTS other than Patent Rights, regardless of whether such patents are dominant or subordinate to Patent Rights; or

14.3.5.	an obligation to furnish any New Developments, know-how, technology, or technological information not provided in Patent Rights.

14.4

LIMITATION OF LIABILITY - THE REGENTS OR DOE WILL NOT BE LIABLE FOR ANY LOST PROFITS, COSTS OF PROCURING SUBSTITUTE GOODS OR SERVICES, LOST BUSINESS, ENHANCED DAMAGES FOR INTELLECTUAL PROPERTY INFRINGEMENT, OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, OR OTHER SPECIAL DAMAGES SUFFERED BY LICENSEE, JOINT VENTURES, OR AFFILIATES ARISING OUT OF OR RELATED TO THIS AGREEMENT, FOR ALL CAUSES OF ACTION OF ANY KIND (INCLUDING TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY AND BREACH OF WARRANTY) EVEN IF THE REGENTS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

15.	INDEMNIFICATION

LICENSEE will indemnify, hold harmless, and defend THE REGENTS, DOE, their officers, employees, and agents; the sponsors of the research that led to the Invention; and the inventors of any invention claimed in the patent under Patent Rights (including the Licensed Products, Licensed Services, and Licensed Methods contemplated thereunder) and their employers against any and all claims, suits, losses, damage, costs, fees, and expenses resulting from, or arising out of, the exercise of this license. LICENSEE will pay any and all costs, including reasonable attorneys fees, incurred by THE REGENTS in enforcing this indemnification. This indemnification will include, but will not be limited to, any product liability.

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16.	INSURANCE

16.1

LICENSEE will insure its activities relating to this Agreement at its own cost with an insurance company acceptable to THE REGENTS. During the first 6 months of this Agreement (or prior to the production of a first product, whichever comes first), LICENSEE will obtain, keep in force, and maintain insurance as follows with an insurance company acceptable to THE REGENTS or an equivalent program of selfinsurance: Comprehensive or Commercial Form General Liability Insurance, including contractual liability, with coverage as follows:

16.1.1.	Each occurrence coverage of not less than One Million Dollars ($1,000,000); and

16.1.2.	Personal and Advertising Injury: Coverage of not less than One Million Dollars ($1,000,000); and

16.1.3.	General Aggregate (Commercial Form only): Coverage of not less than One Million Dollars ($1,000,000).

16.2

After the first 6 months of this Agreement (or after the production of a first product, whichever comes first), LICENSEE will insure its activities relating to this Agreement at its own cost with an insurance company acceptable to THE REGENTS. LICENSEE will obtain, keep in force, and maintain insurance as follows with an insurance company acceptable to THE REGENTS or an equivalent program of self-insurance: Comprehensive or Commercial Form General Liability Insurance, including contractual liability and product liability, with coverage as follows:

16.2.1.	Each occurrence coverage of not less than Two Million Dollars ($2,000,000); and

16.2.2.	Product Liability Insurance: Completed operations aggregate coverage of not less than Five Million Dollars ($5,000,000); and

16.2.3.	Personal and Advertising Injury: Coverage of not less than Two Million Dollars ($2,000,000); and

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16.2.4.	General Aggregate (Commercial Form Only): Coverage of not less than Five Million Dollars ($5,000,000).

16.3

These coverages do not limit the liability of LICENSEE to THE REGENTS in any way. LICENSEE will provide THE REGENTS, upon request, with certificates of insurance.or self-insurance, including renewals that show compliance with these requirements. LICENSEE's failure to maintain such required insurance will be considered a material breach of this Agreement.

16.4	If the required insurance is written on a claims-made form, coverage must provide a retroactive date of placement before or coinciding with the Effective Date of this Agreement.

16.5

LICENSEE will maintain the general liability insurance specified in this Article 16 during the period that the Licensed Patents of THE REGENTS are being used and/or Licensed Products are being sold or otherwise commercially distributed by LICENSEE, and for a period of not less than three (3) years thereafter.

16.6	LICENSEE's insurance coverage must:

16.6.1.	Provide for at least thirty (30) days advance written notice to THE REGENTS of cancellation or any modification; and

16.6.2.	Indicate that DOE, THE REGENTS, and their respective officers, employees, students, and agents, are endorsed on the policy as additional insureds; and

16.6.3.	Include a provision that the coverage is primary and does not participate with or is in excess of any valid and collectible insurance, program, or self-insurance carried or maintained by THE REGENTS.

17.	WAIVER

17.1	No provision of this Agreement is deemed waived and no breach excused unless such waiver or consent is made in writing and signed by the waiving or consenting Party.

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17.2

Failure on the part of either Party to exercise or enforce any right of such Party under this Agreement will not be a waiver by such Party of any right, or operate to bar the enforcement or exercise of the right at any time thereafter.

18.	ASSIGNABILITY

This Agreement is binding on and inures to the benefit of THE REGENTS, its successors and assigns, but is personal to LICENSEE. Any assignment of this Agreement for any reason including but not limited to merger or sale of majority assets requires prior written consent of THE REGENTS. Should THE REGENTS approve such assignment, LICENSEE will pay THE REGENTS an Assignment Fee as set forth in Exhibit C (FEES AND ROYALTIES) of this Agreement. This Article will not apply to a sale of LICENSEE to Avalon Oil and Gas Co., if such sale takes place within one (1) year of the Effective Date. Such a sale to Avalon Oil and Gas Co. within one (1) year of the Effective Date is pre-approved by THE REGENTS and will require no assignment fee.

19.	LATE PAYMENTS

In the event that royalty payments, fees, or other monies owed to THE REGENTS are not received by THE REGENTS when due, LICENSEE will pay to THE REGENTS interest at a rate of ten percent (10%) simple interest per annum. Such interest will be calculated from the date payment was due until actually received by THE REGENTS. Such accrual of interest will be in addition to, and not in lieu of, enforcement of any other rights of THE REGENTS due to such late payment. LICENSEE will pay any costs incurred by THE REGENTS in collecting late payments.

20.	NOTICES

20.1	Any notice or payment required to be given to either Party will be deemed to have been properly given and to be effective:

20.1.1.	on the date of delivery if delivered in person; or

20.1.2.	on the date of mailing if mailed by first-class certified mail, postage paid; or

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20.1.3.

on the date of mailing if mailed by any global express carrier service that requires the recipient to sign the documents demonstrating the delivery of such notice of payment; to the respective addresses given below, or to another address as designated in writing by the Party changing its address.

In the case of LICENSEE:	Intelli-Well Technologies, Inc.
2109 East Palm Avenue
Tampa, FL 33605
Phone: (813) 754-4330
Fax: (813) 754-2383
Attention: President

In the case of THE REGENTS:

All correspondence, original
progress reports, and royalty
reports:
Lawrence Livermore National Laboratory
Industrial Partnerships and Commercialization
P.O. Box 808, L-795
7000 East Avenue, L-795
Livermore, CA 94550

Attention: Director, IPAC
Fax: (925) 423-8988

Payments and copies of
corresponding royalty reports:	Lawrence Livermore National Laboratory
P.O. Box 5517
Livermore, CA 94551

21.	GOVERNING LAWS; VENUE; ATTORNEYS FEES

21.1

The Parties will attempt to jointly and promptly resolve any disputes arising from this Agreement. If the Parties are unable to resolve a dispute within a reasonable time from one Party’s written notice to the other that dispute resolution has begun, then either Party may commence proceedings in a court of competent jurisdiction.

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21.2

THIS AGREEMENT WILL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, excluding any choice of law rules that would direct the application of the laws of another jurisdiction, but the scope and validity of any patent or patent application will be governed by the applicable laws of the country of such patent or patent application. Any legal action related to this Agreement will be conducted in the State of California.

22.	PATENT MARKING

LICENSEE will mark all Licensed Products and their containers that are made, used, Sold, or otherwise disposed of under this Agreement in accordance with applicable patent marking laws.

23.	GOVERNMENT APPROVAL OR REGISTRATION

If this Agreement or any associated transaction is required by the law of any nation to be either approved, permitted, or registered with any governmental agency, LICENSEE will assume all legal obligations to do so. LICENSEE will notify THE REGENTS if LICENSEE becomes aware that this Agreement is subject to a United States or foreign government reporting, permitting, or approval requirement. LICENSEE will make all necessary filings and pay all costs including fees, penalties, and all other out-of-pocket costs associated with such reporting, permitting, or approval process.

24.	COMPLIANCE WITH LAWS

24.1

LICENSEE will comply with all applicable international, national, state, regional and local laws and regulations in performing its obligations hereunder and in its use, manufacture, Sale, or import of the Licensed Products, Licensed Services, or practice of the Licensed Method.

24.2

LICENSEE will comply with all applicable United States and foreign laws with respect to the transfer of Licensed Products and related technical data and the provision of Licensed Services to foreign countries, including, without limitation, the International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations (EAR).

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24.3

LICENSEE will manufacture Licensed Products and practice the Licensed Method in compliance with applicable government importation laws and regulations of a particular country for Licensed Products made outside the particular country in which such Licensed Products are used or Sold.

25.	FORCE MAJEURE

25.1

Except for LICENSEE’s obligation to make any payments to THE REGENTS hereunder, the Parties will not be responsible for any failure to perform due to the occurrence of any events beyond their reasonable control which render their performance impossible or onerous, including, but not limited to: accidents (environmental, toxic spill, etc.); acts of God; biological or nuclear incidents; casualties; earthquakes; fires; f loods; governmental acts, orders or restrictions; inability to obtain suitable and sufficient labor, transportation, fuel and materials; local, national, or state emergency; power failure and power outages; acts of terrorism; strike; and war.

25.2

   Either Party to this Agreement, however, will have the right to terminate this Agreement upon thirty (30) days’ prior written notice if either Party is unable to fulfill its obligations under this Agreement due to any of the causes mentioned in Paragraph 25.1 for a period of one (1) year.

26.	UNITED STATES PREFERENCE

LICENSEE agrees that any Licensed Products embodying the Invention or produced through the use thereof will be manufactured substantially in the United States.

27.	PROPRIETARY INFORMATION

THE REGENTS may release to the inventors and senior administrators employed by THE REGENTS the terms of this Agreement upon their request. If such release is made, THE REGENTS will give notice of the proprietary nature of the terms and request that the recipient maintain the confidentiality. If a third party inquires whether a license to Licensed Patents is available, THE REGENTS may disclose the existence of this Agreement and the extent of the grant in Article 3 (LICENSE GRANT) to the third party, but will not disclose the name of LICENSEE or any other terms, except with LICENSEE’s consent or as required under a government audit, the California Public Records Act, the Freedom of Information Act, or other applicable law.

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28.	MISCELLANEOUS

28.1	The headings of the several sections are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

28.2	No amendment or modification of this Agreement will be valid or binding upon the Parties unless made in writing and signed on behalf of each Party.

28.3

This Agreement with the attached Exhibits A, B, C, and D embodies the entire understanding of the Parties and supersedes all previous communications, representations, or understandings, whether oral or written, between the Parties relating to the subject matter hereof.

28.4

If any of the provisions contained in this Agreement are held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provisions hereof, and this Agreement will be construed as if such invalid or illegal or unenforceable provisions had never been contained herein.

28.5

No provisions of this Agreement are intended or will be construed to confer upon or give to any person or entity other than THE REGENTS and LICENSEE any rights, remedies, or other benefits under, or by reason of, this Agreement.

28.6

In performing their respective duties under this Agreement, each of the Parties will be operating as an independent contractor. Nothing contained herein will in any way constitute any association, partnership, or joint venture between the Parties hereto, or be construed to evidence the intention of the Parties to establish any such relationship.

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Neither Party will have the power to bind the other Party or incur obligations on the other Party’s behalf without the other Party’s prior written consent.

In witness whereof, both THE REGENTS and LICENSEE have executed this Agreement, in duplicate originals, by their respective officers hereunto duly authorized, on the date and year hereinafter written.

INTELLI-WELL TECHNOLOGIES, INC	THE REGENTS OF THE
UNIVERSITY OF CALIFORNIA
LAWRENCE LIVERMORE
NATIONAL LABORATORY

By: /s/	By: /s/ George H. Miller
(Signature)	(Signature)

Name:	Name: George H. Miller

Title:	Title: Director, LLNL

Date signed:	Date signed:

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EXHIBIT A - LICENSED PATENTS

The Licensed Patents are as follows:

UNITED STATES PATENT APPLICATIONS:

InventionPatent DisclosureApplication Number Number		Title Inventor	Filing Date

IL11454	11/237054	Well Casing Based-GeophysicalWilliam Daily	9/27/05
xxx		Sensor Apparatus, System and
xxx		Method

There are no foreign rights available for U.S. Patent Application 11/237054.

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B.3.5	By January 1, 2012, LICENSEE will reach annual Net Sales of at least Five Hundred Thousand Dollars ($500,000).

B.3.6

The sales requirements specified above may, by mutual written consent of LICENSEE and THE REGENTS, be amended and/or extended at the written request of LICENSEE to THE REGENTS, based upon legitimate business reasons specified in reasonable detail in such written request.

B.3.7	The first progress report will be due on February 28, 2007.

B.3.8

LICENSEE will proceed commercially diligently to develop, file relevant regulatory applications for and attempt to obtain relevant regulatory commercialization approvals with respect to the manufacturing, marketing, and sale of Licensed Products.

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EXHIBIT C - FEES AND ROYALTIES

NOTICE

LICENSEE considers information in this Exhibit C to be Proprietary.

C.1	License Issue Fee

C.1.1

As partial consideration for this Agreement, LICENSEE will pay to THE REGENTS a nonrefundable issue fee of Twenty-Five Thousand Dollars ($25,000) (License Issue Fee) to be paid after both Parties sign the Agreement. After both Parties sign the Agreement, LICENSEE will send the issue fee to THE REGENTS, and THE REGENTS will mail the signed Agreement to LICENSEE. The Effective Date will be the date when THE REGENTS received the issue fee.

C.1.2	THE REGENTS will execute the Agreement after receipt of LICENSEE’s executed copies of the Agreement and payment of the License Issue Fee.

C.1.3	The License Issue Fee will not be credited against any other royalty or fee due from LICENSEE to THE REGENTS.

C.2	Earned Royalties

In addition to the License Issue Fee, LICENSEE will pay an earned royalty to THE REGENTS based on Net Sales of a Licensed Product. The Licensed Product may be sold either as a Component or a System.

Type of Net Sale	Royalty Rate
Sale of a Component	4% on Net Sales
Sale of a System	2% on Net Sales

A Component, as used herein, is a discrete, useful device based on Licensed Patent such as a Smart Borehole Casing. A System, as used herein, is comprised of one or more Components and other devices operating together. Payments of earned royalties will be in accordance with the requirements of Article 4 (FEES, ROYALTIES AND PAYMENTS) and Article 6 (ROYALTY AND PROGRESS REPORTS) of this Agreement.

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C.3	Minimum Annual Royalties

LICENSEE will pay to THE REGENTS a minimum annual royalty according to the requirements of Article 4 and the schedule below. The minimum annual royalty paid to THE REGENTS during a calendar year will be credited against the earned royalty due and owing for the calendar year in which the minimum payment was made.

Calendar year	Minimum annual royalty	Due date

2007	$ 0	February 28, 2007

2008	$ 0	February 28, 2008

2009	$ 5,000	February 28, 2009

2010	$10,000	February 28, 2010

2011	$15,000	February 28, 2011
2012	$20,000	February 28, 2012 and
	and thereafter for the life	every February 28 thereafter for
	of this Agreement	the life of this Agreement

C.4	Assignment Fee

LICENSEE will pay THE REGENTS an Assignment Fee of Twenty Five Thousand Dollars ($25,000) as per Article 18 (ASSIGNABILITY) prior to such assignment being approved by THE REGENTS.

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EXHIBIT D - MUTUAL NONDISCLOSURE AGREEMENT

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Paged of 3

GROUP NONDISCLOSURE AGREEMENT FOR EXCHANGE OF INFORMATION
WITH LAWRENCE LIVERMORE NATIONAL LABORATORY

This Agreement, effective on the date the last party signs, is made by and among UTEK CORPORATION located at 2109 East Palm Avenue, Tampa, FL 33605, AVALON OIL AND GAS, INC. located at 7000 Flour Exchange Building, 310 Fourth Avenue South, Minneapolis, MN 55415, and THE REGENTS OF THE UNIVERSITY OF CALIFORNIA ("THE REGENTS"), under its Contract No. W-7405-ENG-48 with the U.S, DEPARTMENT OF ENERGY ("DOE"), as operators of the LAWRENCE LIVERMORE NATIONAL LABORATORY, located at 7000 East Avenue, Livermore, CA 94550 ("LLNL").

WHEREAS, THE REGENTS, as operators of LLNL, UTEK CORPORATION, and AVALON OIL AND GAS, INC. (hereinafter individually referred to as the "PARTY" or collectively as the "PARTIES") wish to exchange certain confidential and proprietary information listed below ("PROPRIETARY INFORMATION"), this Agreement will govern the conditions of mutual disclosure of PROPRIETARY INFORMATION by the PARTIES.

The PROPRIETARY INFORMATION is listed below.

PROPRIETARY INFORMATION to be disclosed by LLNL: Borehole casing technology,. related technology, and research plans.

PROPRIETARY INFORMATION to be disclosed by UTEK CORPORATION: Oil drilling technology and related business information.

PROPRIETARY INFORMATION to be disclosed by AVALON OIL AND GAS, INC.: Oil drilling technology and related business information.

The PARTIES hereby agree:

(1)

  To perform all terms of this Agreement and to maintain the PROPRIETARY INFORMATION in confidence, giving it the same degree of care, but no less than a reasonable degree of care, as the receiving PARTY exercises with its own proprietary information to prevent its unauthorized disclosure;

(2)	To exchange and use the PROPRIETARY INFORMATION solely for the purpose of evaluation, testing, and development of potential collaborations, joint ventures, and/or license of the technology;

(3)

That none of the PARTIES, without the prior written consent of the other, will disclose any portion of the PROPRIETARY INFORMATION to others except to their employees, agents, consultants, subcontractors or Government personnel having a need to know in order to accomplish the sole purpose stated above, and who are bound by a like obligation of confidentiality under this Agreement;

(4)

That none of the PARTIES will have any obligation, nor will the DOE, assume any liability with respect to any portion of the PROPRIETARY INFORMATION that:
(a) the receiving PARTIES can demonstrate by written record was previously known to them;
(b) is, or becomes, available to the public through no fault of the PARTIES;
(c) is lawfully obtained by the PARTIES from a third party and is not subject to an obligation of confidentiality owed to the third party; or
(d) is independently developed by or for the PARTIES independent of any disclosure hereunder.

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(5)

That PROPRIETARY INFORMATION disclosed by the PARTIES will be in writing and clearly marked "PROPRIETARY INFORMATION" or its equivalent. If such PROPRIETARY INFORMATION is initially disclosed orally or by demonstration, it will be identified as PROPRIETARY INFORMATION or its equivalent at the time of disclosure. The disclosing PARTY will, within thirty (30) days thereafter: (a) reduce such PROPRIETARY INFORMATION to writing or other tangible form, referencing the date and type of PROPRIETARY INFORMATION disclosed, and mark it as PROPRIETARY INFORMATION or its equivalent; and (b) deliver a copy to the receiving PARTIES. All protections and restrictions as to use and disclosure will apply during such thirty (30) day period.

(6)	That all rights and title to the PROPRIETARY INFORMATION disclosed under this Agreement will remain the property of disclosing PARTY unless otherwise agreed to in writing by the PARTIES.

(7)

That PROPRIETARY INFORMATION provided by any disclosing PARTY to any receiving PARTIES shall be returned to the disclosing PARTY within five (5) days of written request for such return by the disclosing PARTY.

(8)

That no copies shall be made by receiving PARTIES of any PROPRIETARY INFORMATION without the express written consent of the disclosing PARTY. Any copies so authorized shall be returned to the disclosing PARTY or destroyed in accordance with the term and demand provisions of this Agreement.

(9)

That the receiving PARTIES agree that with regard to any patent application provided as PROPRIETARY INFORMATION under this Agreement that no protest, public use proceeding, copied claims for provoking interference, or other action impeding issuance of any patent based on the disclosed application shall be filed by the receiving PARTIES prior to publication of such patent application.

(10)	The PARTIES agree that any photocopy or facsimile copy of this fully-executed agreement shall have the same legal force and effect as any copy bearing original signatures of the PARTIES.

IPAC Business Executive Contact for LLNL:

Name:
Address: 7000 East Avenue, L-795
Livermore, CA 94550
Phone: 925
Fax: 925
Email:

Technical Contact for UTEK Corporation:	Technical Contact for Avalon Oil and Gas, Inc.:

Name: Jeffrey D. Bleil, Ph.D.	Kent Rodriguez
Address: 2109 East Palm Avenue	7000 Flour Exchange Building
Tampa, FL 33605	310 Fourth Avenue South

Phone: 813 7544330 ext 228	612 359 9020
Fax: 813 7542383	612 359 9017
Email: jbleil@utekcorp,com	krodmn@aol.com

It is further agreed that the furnishing of PROPRIETARY INFORMATION does not constitute any grant or license to the other PARTY for any legal rights now or hereinafter held by either PARTY.

     This Agreement will be subject to, and interpreted in accordance with, the laws of the State of California.

Unless terminated earlier by thirty (30) days writ:en notice by either PARTY to the others, this Agreement shall remain in effect for two (2 year(s) from the effective date, at which time the receiving PARTIES will return or destroy the PROPRIETARY INFORMATION within thirty (30) days of the termination of This Agreement, I the PROPRIETARY INFORMATION is destroyed, a certificate of destruction must be furnished to the disclosing PARTY within the thirty (30) days. The secrecy and non-use Ub!ic,?tions of the receiving PARTIES set forth above will remain in effect for five (5) years from the effective sate.

The receiving PARTIES acknowledges their obligations to control access to technical data under the U.S. Export Laws and Regulations and agree to adhere to such Laws and Regulations with regard to any technical data received under this Agreement.

Any modification to this Agreement must be in writing and signed by the duly authorized representative of each PARTY.

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA,
LAWRENCE LIVERMORE NATIONAL LABORATORY

Signature:

Name: Karena McKinley

Title: Director, Industrial Partnerships and Commercialization

Date:

UTEK CORPORATION

Signature:
Type Name: Jeffrey D. Bleft, Ph.D.

Title: Chief Technology Officer

Date: 5 July 2006

AVALON OIL AND GAS, INC.

Signature:

Type Name:
Title:
Date:

RETURN TO: Lawrence Livermore National Laboratory
ATTN: Terry Contreras
7000 East Avenue, L-795
Livermore, CA 04551

IWTI- AOGS

EXHIBIT B

INTELLI-WELL TECHNOLOGIES, INC.

Financial Statements as of

INTELLI - WELL TECHNOLOGIES, INC.
TAMPA, FLORIDA

FINANCIAL STATEMENTS

FOR THE INTERIM PERIOD OCTOBER 16, 2006 TO NOVEMBER 8, 2006

CONTENTS

FINANCIAL STATEMENTS:

INTELLI - WELL TECHNOLOGIES, INC.
BALANCE SHEET
NOVEMBER 8, 2006

ASSETS

ASSETS:
Cash	$225,000
License agreement	25,000

TOTAL ASSETS	$250,000

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:

STOCKHOLDERS' EQUITY:
Common stock, $1 par value; 1,000,000 shares authorized,
1,000 issued and outstanding	1,000
Additional paid in capital	249,000
Retained earnings	—

Total stockholders' equity	250,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$250,000

Unaudited

INTELLI - WELL TECHNOLOGIES, INC.
STATEMENT OF OPERATIONS AND RETAINED EARNINGS
FOR THE INTERIM PERIOD OCTOBER 16, 2006 TO NOVEMBER 8, 2006

REVENUE

EXPENSES:

NET LOSS BEFORE INCOME TAX

PROVISION FOR INCOME TAX

NET LOSS

RETAINED EARNINGS, OCTOBER 16, 2006

RETAINED EARNINGS, NOVEMBER 8, 2006

Unaudited

INTELLI - WELL TECHNOLOGIES, INC.
STATEMENT OF CASH FLOWS
FOR THE INTERIM PERIOD OCTOBER 16, 2006 TO NOVEMBER 8, 2006

OPERATING ACTIVITIES:
Net loss
Adjustments to reconcile net loss to net cash
provided by operating activities -
License agreement	(25,000)

Net cash used by operating activities	(25,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from capital contributions	250,000
Net cash provided by financing activities	250,000

NET INCREASE IN CASH	225,000

CASH AT OCTOBER 16, 2006

CASH AT NOVEMBER 8, 2006	$ 225,000

Unaudited

INTELLI - WELL TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE INTERIM PERIOD OCTOBER 16, 2006 TO NOVEMBER 8, 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     FORMATION -

The Corporation was formed under the laws of the State of Florida on October 16, 2006. Utek Corporation owns 100% of the outstanding common stock.

     ACCOUNTING BASIS -

The financial statements were prepared on the accrual basis of accounting.

Unaudited

EXHIBIT C

Avalon Oil & Gas, Inc.

Financial Statements

AVALON OIL AND GAS, INC.
BALANCE SHEET
(Unaudited)
June 30, 2006

Assets

Current Assets:
Cash	$ 921,294

Total Current Assets	921,294

Property and equipment, net of depreciaiton of $151	1,225
Oil and Gas Properties	410,000

$ 1,332,519

Liabilities and Shareholders' Deficit
Current liabilities:
Accounts payable:
Accounts payable, related party	$ 21,688
Accounts payable, other	22,788
Notes Payable - related party, net of loan discount of $66,667	33,333
Accrued liabilities	48,500

Total current liabilities	126,309

Commitments and contingencies

Shareholders' equity:
Preferred stock, Series A. $0.10 par value, 1,000,000 shares
authorized, 100 shares issued and outstanding	500,000
Common stock, $0.001 par vlaue, 1,000,000,000 shares authorized,
243,041,333 shares issued and outstanding	243,042
Additional paid-in capital	17,937,099
Stock subscription receivable	(866,500)
Accumulated (deficit)	(16,607,431)

Total shareholders' equity	1,206,210

$ 1,332,519

See accompanying notes to condensed financial statements

AVALON OIL AND GAS, INC.
STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended, June 30,
	2006	2005
Operating expenses:
Selling, general and administrative expenses	$ 104,939	$ 31,193
Stock-based compensation	712,891	10,000
Depreciation	99	—

Total operating expenses	817,929	41,193

(Loss from operations)	(817,929)	(41,193)

Other Income (Expenses)
Interest expense:
Related party	(33,333)	(5,749)
Other	—	(335)

(Loss) from Continuing Operations before
Income Taxes	(851,262)	(47,277)

Provision (benefit) for income taxes

Net loss	(851,262)	(47,277)

Preferred Stock Dividend	(10,000)	(16,667)

Loss attributable to common stock
after preferred stock dividends	$ (861,262)	$ (63,944)

Basic and diluted loss per common share	$ (0.01)	$ (0.00)

Basic and diluted weighted average
common shares outstanding	133,697,679	82,505,210

See accompanying notes to condensed financial statements

AVALON OIL AND GAS, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(Unudited)

	Three months ended June 30,
	2006	2005
Cash flows from operating activities
Net (loss)	$ (851,262)	$(47,277)
Adjustments to reconcile net (loss) to net cash used in
operating activities:
Depreciation	99	—
Amortization of loan discount to interest expense	33,333	—
Stockbased compensation	712,891	10,000
Increase (decrease) in operating liabilities:
Accounts payable and other accrued expenses	2,865	29,413

Net cash provided (used) in operating activities	(102,074)	(7,864)

Cash flows from investing activities:
Additions to oil and gas properties	(130,000)	—
Net cash (used) in investing activities	(130,000)	—

Cash flows from financing activities:
Proceeds from sale of common stock	1,029,550	—
Syndication fees paid	(20,000)	—
Proceeds from issuance of note payable	100,000	8,000

Net cash provided by financing activities	1,109,550	8,000

Net increase (decrease) in cash
and cash equivalents	877,476	136

Cash and cash equivalents,	43,818	51

Beginning of period

Cash and cash equivalents,
End of period	$ 921,294	$ 187

Supplemental cash flow information:
Cash paid during the period for:
Interest	$ —	$ —

Income taxes	$ —	$ —

See accompanying notes to condensed financial statements

AVALON OIL & GAS, INC.
NOTES TO FINANCIAL STATEMENTS

Note 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The Company is currently in the process of raising funds to acquire oil and gas properties.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires us to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Basis of Accounting

The Company's financial statements are prepared using the accrual method of accounting. Revenues are recognized when earned and expenses when incurred.

Cash Equivalents

Cash and cash equivalents consist primarily of cash on deposit, certificates of deposit, money market accounts, and investment grade commercial paper that are readily convertible into cash and purchased with original maturities of three months or less. The Company maintains its cash balances at several financial institutions. Accounts at the institutions are insured by the Federal Deposit Insurance Corporation up to $100,000. At June 30, 2006 the Company's cash balances are in excess of this amount.

Fair Value of Financial Instruments

The Company's financial instruments are cash and cash equivalents, accounts receivable, accounts payable, notes payable, and long-term debt. The recorded values of cash and cash equivalents, accounts receivable, and accounts payable approximate their fair values based on their short-term nature. The recorded values of notes payable and long-term debt approximate their fair values, as interest approximates market rates.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized, and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. The Company uses other depreciation methods (generally accelerated) for tax purposes where appropriate. The estimated useful lives for significant property and equipment categories are as follows:

Machinery and equipment 5 years

Common Stock Issued For Services

In accordance with the requirements of SEC Staff Accounting Bulletin (“SAB”)D-90 “Grantor Balance Sheet Presentation of Unvested, Forfeitable Equity Instruments Granted to Non Employees, unvested, forfeitable equity instruments granted to non employees are treated as not issued for accounting purposes until the issuing entity has received consideration for it and the condition is thus satisfied. As of June 30, 2006 there were 24,444,437 shares issued to non employees valued at $1,206,710 for which services had not been provided. These shares were not shown as issued for financial reporting purposes.

Warrants

The value of warrants issued is recorded at their fairs values as determined by use of a Black Sholes Model at such time or over such periods as the warrants vest.

Earnings per Common Share

Statement of Financial Accounting Standards (“SFAS”) 128, Earnings Per Share, requires presentation of “basic” and “diluted” earnings per share on the face of the statements of operations for all entities with complex capital structures. Basic earnings per share are computed by dividing net income by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted during the period. Dilutive securities having an antidilutive effect on diluted earnings per share are excluded from the calculation.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Recently Issued Accounting Standards

Revision of SFAS No. 123, Share-Based Payment

In December 2004, the FASB issued a revision of SFAS No. 123, “Share-Based Payment”. The statement establishes standards for the accounting for transactions in which an entity exchanges its equity investments for goods and services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. The statement does not change the accounting guidance for share-based payments with parties other than employees. The statement is effective for the quarter beginning January 1, 2006. The Company does not expect this statement to have a material effect on its reporting.

Accounting for Exchanges of Non-monetary Assets-amendment of APB Opinion No. 29

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Non-monetary Assets- amendment of APB Opinion No. 29". Statement 153 eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchanged transactions that do not have a commercial substance, defined as transactions that are not expected to result in significant changes in the cash flows of the reporting entity. This statement is effective for exchanges of non-monetary assets occurring after September 15, 2005. The Company does not expect this statement to have a material effect on its reporting.

Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections — a replacement of APB Opinion No. 20 and FASB Statement No. 3". Statement 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the periodspecific effects or the cumulative effect of the change. The statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect this statement to have a material effect on its reporting.

Recently adopted FASB No. 155 "Accounting for Certain Hybrid Financial Instruments - An Amendment of FASB Statements No. 133 and 140" and FASB No. 156 "Accounting for Servicing of Financial Assets - An Amendment of FASB 140" have no implications for the Company and are not expected to affect its reporting.

Reclassifications

Certain reclassifications have been made to the prior years’ financial statements to conform to the current year presentation. These reclassifications had no effect on previously reported results of operations or retained earnings.

Note 2: Going Concern

The Company is in the process of acquiring and developing petroleum and natural gas properties with adequate production and reserves to operate as a profitable entity. As of June 30, 2006, it had a retained deficit of $(16,607,431) and incurred losses for the three months ended June 30, 2006 and 2005 of $(851,262) and $(42,277) respectively. The Company’s ability to continue as a going concern is dependent upon obtaining financing and achieving profitable levels of operations. The Company is currently seeking additional funds and additional mineral interests through private placements of equity and debt instruments. There can be no assurance that its efforts will be successful.

The consolidated financial statements do not give effect to any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3: Related Party Transactions

Accounts Payable

As of June 30, 2006, the Company owed an officer $21,688 for general and administrative expenses paid on behalf of the Company. This liability is included in the accompanying financial statements as “Accounts payable, related party”. This payable does not bear interest and is due on demand.

Promissory Notes

On May 8, 2006, a shareholder loaned the Company $100,000 for working capital in exchange for a promissory note. The note carries a 10% interest rate and matures on November 8, 2005. The note holder has the right to convert the note and accrued interest at the rate of $0.01 per share. The value of this conversion feature was treated as a loan discount for the full $100,000 of the loan and is being amortized to interest expense over the life of the loan. Amortization of $33,333 was included in interest expense for the three months ended June 30, 2006.

Preferred Stock

The 100 shares of Series A Preferred Stock, issued to an officer/director as payment for $500,000 in promissory notes, are convertible into the number of shares of common stock sufficient to represent 40 percent ( 40%) of the fully diluted shares outstanding after their issuance. The Series A Preferred Stock pays an eight percent ( 8%) dividends. The dividends are cumulative and payable quarterly. The Series A Preferred Stock carries liquidating preference, over all other classes of stock, equal to the amount paid for the stock plus any unpaid dividends. The, Series A Preferred Stock provides for voting rights on an “as converted to common stock” basis.

During the three months ended June 30, 2006, the Company incurred $10,000 in preferred stock dividends of which are reflected in accrued dividends.

The holders of the Series A Preferred Stock have the right to convert each share of preferred stock into a sufficient number of shares of common stock to equal 40% of the then fully-diluted shares outstanding. Fully diluted shares outstanding is computed as the sum of the number of shares of common stock outstanding plus the number of shares of common stock issuable upon exerciser, conversion or exchange of outstanding options, warrants, or convertible securities.

Stock-Based Compensation

During the three months ended June 30, 2006, the Company issued its directors for the purchase of 2,000,000 shares of common stock for directors’ fees. The transactions were recorded at the quoted market price of the stock on the date of issuance. The services, valued at $33,187, are included in the accompanying financial statements as “Stock-based compensation”.

During the year ended March 31, 2006, the Company also issued 42,560,000 shares of common stock valued at $949,284 for consulting services. Of these shares 28,333,333 valued at $668,833 were treated as not being issued for financial reporting purposes as required by SAB D-90 “Grantor Balance Sheet Presentation of Unvested, Forfeitable Equity Instruments Granted to Non Employees”. During the three months ended June 30, 2006, 11,333,333 shares of those shares valued at $228,833 were earned and included in the accompanying financial statements as “Stock-based compensation”.

During the three months ended June 30, 2006 the Company issued 8,493,642 shares of common stock valued at $297,277 for consulting services. Of these shares 7,444,437 valued at $260,555 were treated as not being issued for financial reporting purposes as required by SAB D-90 “Grantor Balance Sheet Presentation of Unvested, Forfeitable Equity Instruments Granted to Non Employees”.

Note 4: Property Acquisitions

On April 18, 2006, the Company purchased a fifty percent (50%) working interest in a 266.73-acre oil and gas lease in Starr County, Texas, from Canyon Oil and Gas, Inc. for $75,000 in cash and 7,500,000 shares of the Company’s common Stock valued at $262,500.

On June 15, 2006, the Company acquired a fifty percent ( 50%) working interest in the J.C. Kelly wellbore, a 121.9 acre lease in Wood County, Texas, in addition to the E.A. Chance #1 and #2 wellbores, a 40 acre lease in Camp County, Texas and all of the surface equipment for the properties, from KROG Partners LLC., for $50,000 in cash and 500,000 shares of The Company’s Common Stock valued at $17,500.

Note 5: Income Taxes

At March 31, 2006, the Company had accumulated a net operating loss of approximately $21,500,000 (including pre-reorganization), which may be used to reduce future taxable income through 2026. A valuation allowance has been recognized to completely reserve for the deferred tax assets related to the loss carryforwards. The reserve has been established because of the uncertainty of future taxable income, which is necessary in order to realize the benefits of the net operating loss carryforwards. Any tax benefits realized in the future from pre-confirmation operating loss carryforwards will be reported as a direct addition to additional paid-in capital. The Company’s ability to utilize these carryforwards to offset future taxable income is subject to restrictions under Section 382 of the Internal Revenue Code due to certain changes in the equity ownership of the Company. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. Components of the Company’s deferred tax assets are:

Deferred tax assets from net operating
loss carryforwards	$ 8,671,350
Less: Valuation allowance	$(8,671,350)

Net Deferred tax asset

A reconciliation of the provision for (benefit from) income taxes with amounts determined by applying the statutory U.S federal income tax rates to income before income taxes is as follows:

	Year Ended March 31,
	2006	2005
Tax (benefit) at Federal Statutory rate	$(168,600)	$(72,200)

Tax (benefit)- state	(24,800)	(10,600)

Valuation allowance	193,400	82,800

Effective provision (benefit) for taxes	$ —

Note 6: Shareholders’ Equity

In December 2005, the Company issued 10,000,000 shares of common stock in exchange for consulting services. The value of the stock issued, $0.01 per share was recorded at fair value based on other cash sales of restricted stock. Of the $190,000 in services $63,333 was expensed in the year ended March 31, 2006. During the three months ended June 30, 2006, $47,500 was included in “Stock-based compensation” with the balance not shown as issued until services are rendered.

In January 2006, the Company issued 20,000,000 shares of common stock in exchange for consulting services. The value of the stock issued, $0.01 per share was recorded at fair value based on other cash sales of restricted stock. Of the $224,000 in services $102,667 was expensed in the year ended March 31, 2006. During the three months ended June 30, 2006, $65,333 was included in “Stock-basedcompensation” with balancenot shown as issued until services are rendered.

In March 2006, the Company issued 11,000,000 shares of common stock in exchangefor consulting services. The value of the stock issued was recorded at fair valueof $427,000, $37,000 of which was expensed in the year ended March 31, 2006. During the three months ended June 30, 2006, $116,000 was included in “Stock-based compensation” With the balance not shown as issued until services are rendered.

On April 18, 2006, the Company authorized the issuance of 2,700,000 shares of common stock for consulting services.

On May 1, 2006, the Company granted to its directors warrants to purchase 2,000,000 shares of common stock at a price of $0.025 per share for director services. These warrants expire on May 1, 2011.

On May 15, 2006, the Company entered into a strategic alliance agreement with UTEK Corporation for consulting services. The Company issued 693,642 share of common stock in connection with this agreement. The value of the stock issued, $0.035 per share was recorded at fair value based on other cash sales of restricted stock. Of the $24,277 in services, $3,034 was included in “Stock-based compensation” with the balance not shown as issued until services are rendered.

On May 24, 2006, the Company issued 10,000,000 shares of common stock to a corporation for consulting services and assumption of $34,500 of accrued payroll taxes.

On June 1, 2006, the Company executed a six-month consulting agreement with a Consultant and issued 300,000 share of common stock as compensation.

On June 8, 2006 the Company granted warrants to purchase 250,000 shares at a price of $0.025 per share for website design and maintenance services. These warrants expire on June 8, 2011.

During the three months ended June 30, 2006, the Company issued 3,780,000 shares of common stock to 7 accredited investors, at an average of approximately $0.05 per share, pursuant to the exemptions afforded by Section 4 (2) of the Securities Act of 1933, as amended, for which the Company received total cash proceeds of $178,000.

On May 15, 2006, the Company entered into a Regulation S Stock Purchase agreement, pursuant to the exemptions afforded by Regulation S of the Securities Act of 1933, as amended.

During the three months ended June 30, 2006, 23,613,585 shares of common stock with cash proceeds of $851,550 were sold pursuant to the exemptions afforded by Regulation S of the Securities Act of 1933, as amended.

Information with respect to stock warrants outstanding is follows:

Exercise Price	Outstanding March 31, 2005	Granted	Expired or Exercised	Outstanding March 31, 2006	Expiration Date

Warrants:
$0.01	2,500,000	-0-	-0-	2,500,000	12/8/2012
$0.01	2,000,000	-0-	-0-	2,000,000	3/31/2011
$0.03	3,000,000	-0-	-0-	3,000,000	3/6/2013
$0.02	1,000,000	2,000,000	-0-	2,000,000	5/1/2011
$0.02	1,000,000	250,000	-0-	250,000	6/8/2011

Note 6: Stock Purchase Agreement

On October 14, 2005, the Company entered into a stock purchase agreement with two investor groups. The investors agreed to purchase a total of 32,000,000 shares of the Company's common stock for a total consideration of $832,000. As of June 30, 2006, the capital contribution had not been received and the stock was held in escrow pending receipt of the funds by the Company. The Company has requested the escrow agent return the shares to the Company. Upon receipt of these shares, The Company will forward the shares to our transfer agent for cancellation.

Note 7: Earnings Per Share

SFAS 128 requires a reconciliation of the numerator and denominator of the basic and diluted earnings per share (EPS) computations. The following securities were not included in the calculation of diluted earnings per share because their effect was antidilutive.

For the three months ended June 30, 2006, 24,444,437 shares that were issued for services not yet rendered have been not recorded in the financial statements. These shares will be recognized when services are rendered.

For the three months ended June 30, 2006 and 2005, dilutive shares do not include outstanding warrants to purchase 4,500,000 shares of common stock at an exercise price of $0.01; 3,000,000 shares of common stock at an exercise price of $0.03 and 2,250,000 share of common stock at an exercise price of $0.025 because the effects were antidilutive. Diluted shares does not include shares issuable to the preferred shareholders pursuant to their right to convert preferred stock into sufficient common shares sufficient to equal 40% of the post conversion outstanding shares as the effect would be antidilutive.

The following reconciles the components of the EPS computation:

	Income (Numerator)	Shares (Denominator)	Per Share Amount

For the three months ended June 30, 2006:
Net loss	$ 851,262
Preferred stock dividends	(10,000)

Basic EPS loss available to
commonshareholders	$(861,262)	133,697,679	$ (0.01)
Effect of dilutive securities:
None

Diluted EPS loss available to
common shareholders

For the three months ended June 30, 2005:
Net loss	$(47,277)
Preferred stock dividends	(16,667)

Basic EPS loss available to
common shareholders	$(63,944)	82,505,210	$ (0.00)

Effect of dilutive securities:
None

Diluted EPS loss available to
common shareholders	$(47,277)	82,505,210	$ (0.00)

EXHIBIT D

AVALON OIL AND GAS, INC.

Stock Transfer Letter

July 13, 2006

Corporate Stock Transfer
3200 Cherry Creek Drive South, Suite 430
Denver, CO 80209

Dear Sir or Madam:

Re: Transfer of Avalon Oil and Gas, Inc. Stock to UTEK Corporation ("UTEK")

For the first two years following the date of this letter, UTEK's shares of Avalon Oil and Gas, Inc. Stock (the "Shares") may only be transferred pursuant to registration under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an applicable exemption from the registration requirements of the Securities Act, including, but not limited to, Rule 144 tinder the Securities Act. If Shares are transferred pursuant to an applicable exemption from the registration requirements of the Securities Act within the first two years after the date of this letter, Corporate Stock Transfer shall issue a new stock certificate to UTEK representing the remaining Shares, and such certificate shall be issued with a restricted transfer legend.

Beginning on the date two years after the date of this letter, Shares may be transferred pursuant to registration under the Securities Act or pursuant to Rule 144(k) under the Securities Act.

Commencing on a date two years after the date of this letter, if Shares are registered under the Securities Act or are eligible for transfer pursuant to Rule 144 (k) under the Securities Act, Corporate Stock Transfer shall issue a new stock certificate to UTEK representing the Shares without a restricted transfer legend.

Signed,

Kent Rodriguez
Chief Executive Officer